UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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The Colonial BancGroup, Inc.

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TO OUR SHAREHOLDERS:

We cordially invite you to attend the annual meeting of the shareholders of The Colonial BancGroup, Inc. to be held at 10:00 a.m., central time, Wednesday, April 16, 2008, at the Colonial Corporate Campus, 100 Colonial Bank Boulevard, Montgomery, Alabama.

Enclosed is a Notice of the meeting, a Proxy Statement, a Proxy Card and the Annual Report to Shareholders for 2007. At the meeting, we will also report on matters of current interest to our shareholders.

We hope that you will be able to join us for the annual meeting in our Corporate and Bank Headquarters. Whether you plan to attend the meeting or not, please sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Alternatively, you may submit your vote by telephone or via the internet. Your proxy may be revoked by your vote in person at the meeting, by submission of a later dated proxy, or by you giving written notice of revocation to the Secretary of The Colonial BancGroup, Inc., at any time prior to the voting thereof.

Thank you for your support of Colonial BancGroup.

Sincerely,

Robert E. Lowder Chairman of the Board, Chief Executive Officer and President

March 18, 2008

NOTICE

of the

ANNUAL MEETING OF SHAREHOLDERS

of

THE COLONIAL BANCGROUP, INC.

To Be Held April 16, 2008

NOTICE IS GIVEN that the annual meeting of shareholders of The Colonial BancGroup, Inc. (“BancGroup”), a Delaware corporation, will be held at the Colonial Corporate Campus, 100 Colonial Bank Boulevard, Montgomery, Alabama, on Wednesday, April 16, 2008 at 10:00 a.m., central time, for the following purposes:

1.	To elect the nominees named in the Proxy Statement as directors to serve terms of three years;

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as BancGroup’s independent auditors for 2008;

3.	To approve the amended Stock Plan for Directors;

4.	To approve the amended Management Incentive Plan;

5.	To vote on a shareholder proposal;

6.	To transact such other business as may properly come before the meeting or any adjournments thereof, but which is not now anticipated.

Details respecting these matters are set forth in the accompanying Proxy Statement. Only shareholders of record at the close of business on February 20, 2008 will be entitled to notice of, and to vote at, the meeting. A complete list of the shareholders of record entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder, shall be open to examination by any shareholder at BancGroup’s principal office at 100 Colonial Bank Boulevard, Montgomery, Alabama, during ordinary business hours for any purpose germane to the meeting. Such list will be open for a period of at least ten days prior to the meeting.

All shareholders of BancGroup are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY VOTE YOUR PROXY VIA TELEPHONE OR THE INTERNET. YOUR PROXY MAY BE REVOKED BY YOUR VOTE IN PERSON AT THE MEETING, BY YOUR EXECUTION AND SUBMISSION OF A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE ELECTRONICALLY, THEN BEFORE 11:59 P.M. EASTERN TIME ON APRIL 15, 2008, OR BY YOU GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF.

By Order of the Board of Directors

Robert E. Lowder Chairman of the Board, Chief Executive Officer and President

March 18, 2008

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 16, 2008

The proxy statement and annual report to shareholders are available at

www.cstproxy.com/colonialbank/2008/

THE COLONIAL BANCGROUP, INC.

100 Colonial Bank Boulevard

Post Office Box 241148

Montgomery, Alabama 36124

Telephone: 334-676-5000

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

OVERVIEW

This Proxy Statement and the accompanying Proxy Card are furnished on or about March 18, 2008, by The Colonial BancGroup, Inc. (“BancGroup”) to the holders of record of Common Stock as of February 20, 2008 in connection with BancGroup’s annual meeting of shareholders (the “Annual Meeting”), and any adjournments thereof, to be held on Wednesday, April 16, 2008, at 10:00 a.m., central time, at the Colonial Corporate Campus, 100 Colonial Bank Boulevard, Montgomery, Alabama. The matters to be considered and acted upon, including the election of directors, are described herein.

BancGroup’s Nominating and Corporate Governance Committee and the Board of Directors of BancGroup (the “Board”) recommend (i) the election of each of the five director-nominees named in this Proxy Statement for a term of three years, (ii) the ratification of PricewaterhouseCoopers, LLP as BancGroup’s independent auditors for 2008, (iii) the approval of the amended Stock Plan for Directors, (iv) the approval of the amended Management Incentive Plan in order that payments made under this plan will continue to be afforded beneficial tax treatment under Section 162(m) of the Internal Revenue Code of 1986, and (v) a vote AGAINST the shareholder proposal.

Your proxy is solicited on behalf of the Board and is revocable at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of BancGroup, by submitting a later-dated proxy, or by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting without voting in person will not be sufficient to revoke a previously submitted proxy. All properly submitted proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR election of the director-nominees named herein, FOR Proposals 2, 3 and 4 and AGAINST Proposal 5 and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

The cost of soliciting proxies will be borne by BancGroup. In addition to mailing, proxies may be solicited by personal interview, telephone, facsimile, e-mail or other electronic means. Banks, brokers, nominees or fiduciaries should forward the soliciting material to the principals to obtain authorization for the execution of proxies, as required by law. BancGroup also will allow proxies to be delivered by telephone or via the internet. BancGroup may, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals. BancGroup has retained the firm of Georgeson Shareholder Communications, Inc. to solicit proxies and will pay that firm a fee of $7,000, plus out of pocket expenses.

SHAREHOLDERS ELIGIBLE TO VOTE

This Proxy Statement is furnished to the holders of Common Stock who were holders of record as of the close of business on February 20, 2008. Only those holders are eligible to vote at the Annual Meeting.

Votes will be tabulated and counted by one or more inspectors of election appointed by the Chairman of the Board. Proxies marked as abstentions and shares held in street names which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. A quorum consists of a majority of the shares of Common Stock outstanding.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that the majority of BancGroup’s directors are “independent.” Throughout this Proxy Statement, a reference to being “independent” means independent as that term is defined by Section 303A.02 of the listing standards of the New York Stock Exchange (the “NYSE”). In determining director independence, the Board broadly considers relevant facts and circumstances, including each director’s personal independence and the manner in which each director’s affiliations, both corporate and personal, might impair his or her independence. An independent director must be free of any relationship with BancGroup or its management that may impair the director’s ability to make independent judgments. Particular attention is paid to certain relationships between each director and management of BancGroup and Colonial Bank, N.A. (“Colonial Bank”) and any credit relationships that may exist between Colonial Bank and a director or a director’s related interest. Generally, credit relationships with directors and their affiliates will not impair independence so long as the terms of the credit relationship are similar to terms extended to other comparable borrowers. Additionally, unpaid co-membership with another BancGroup director or executive officer on the board or council of any religious, educational, governmental, public-service or non-profit institution is not deemed to adversely impact independence. A director who is an executive officer or principal shareholder of a company that makes payments to or receives payments from BancGroup for property or services in an amount which, in any one of the last three fiscal years, is more than the greater of $1 million or 2% of the consolidated gross revenues of either BancGroup or such director’s company will not be considered independent. Applying these standards, which are intended to comply with the NYSE corporate governance rules, and all other applicable laws, rules and regulations, the Board has determined that each of the following directors presently in office is independent: Lewis E. Beville, Augustus K. Clements, III, Robert S. Craft, Hubert L. Harris, Jr., Clinton O. Holdbrooks, Deborah L. Linden, Milton E. McGregor, Joe D. Mussafer, William E. Powell, III, James W. Rane, Simuel Sippial, Jr. and Edward V. Welch.

The Board of Directors conducts an annual self-assessment led by the Nominating and Corporate Governance Committee. In addition, the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee undergo an annual assessment of their performance in accordance with their respective charters. The non-employee directors of the Board (which currently are all the directors except the Chairman) meet in executive session at each regularly scheduled meeting, and such meetings are presided over by Mr. Miller, Vice-Chairman of the Board. At least once a year, a “super” executive session comprised solely of independent directors is held in place of the meeting of non-employee directors. This executive session is presided over by Mr. Craft, Chairman of the Nominating and Corporate Governance Committee of the Board. The Board intends that independent directors make decisions on matters of corporate governance. As additional corporate governance standards are adopted, they will be disclosed on an ongoing basis on either BancGroup’s website or in its public filings, as appropriate.

Code of Ethics

BancGroup has adopted a Code of Ethics for Principal Financial Officers that applies to BancGroup’s chief executive officer, chief financial officer and chief accounting officer. This code of ethics was attached as Exhibit 14 to BancGroup’s Annual Report on Form 10-K for the year ended December 31, 2003. Each year, the Board of Directors also reviews, amends if necessary or desirable, and readopts a code of ethics that applies to all employees, officers and directors of BancGroup and its subsidiaries. This more general code of ethics is posted on BancGroup’s website at www.colonialbank.com. In addition, copies of the codes of ethics and the committee charters referenced above are available to any shareholder who requests them by contacting David B. Byrne, Jr., Secretary, at 334-676-5000.

Corporate Governance Guidelines

In compliance with NYSE listing standards, BancGroup has adopted Corporate Governance Guidelines. These guidelines are posted on BancGroup’s website at www.colonialbank.com.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The Company has a process to facilitate written communications by shareholders or other interested parties to the Board. Persons wishing to write to the Board of Directors of BancGroup or a specific director or committee of the Board should send correspondence to Lewis E. Beville, Chairman, Audit Committee, P.O. Box 241148, Montgomery, Alabama 36124-1148.

All appropriately designated communications received from shareholders or other interested parties will be forwarded to the applicable director or committee of the Board of Directors. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

BancGroup encourages its directors to attend its annual meeting of shareholders. Last year, all of BancGroup’s directors attended the annual meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

As of February 20, 2008, BancGroup had 158,049,100 shares of Common Stock outstanding with approximately 10,065 shareholders of record. Each such share is entitled to one vote. In addition, as of that date, 2,074,930 shares of Common Stock were subject to issuance upon the exercise of options pursuant to BancGroup’s stock option plans. There are currently 400,000,000 shares of Common Stock authorized. BancGroup is not aware of any material change in the ownership of Common Stock since February 20, 2008.

Security Ownership of Certain Beneficial Owners

As of December 31, 2007, no person was known by BancGroup to be the beneficial owner of more than 5% of the outstanding shares of BancGroup common stock, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Class
Barclays Global Investors, NA	12,817,898	8.11%
45 Fremont Street, San Francisco, CA 94105

(1)	This information is based on a Schedule 13G filed by Barclays Global Investors, NA on February 5, 2008. Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, and Barclays Global Investors Canada Limited share voting power over 11,641,820 of the shares and share dispositive power over all of the shares. These shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

Security Ownership of Management and Directors

The following table indicates for each director, director-nominee, executive officer, and all executive officers and directors of BancGroup as a group the number of shares of Common Stock beneficially owned on February 20, 2008.

	Shares of BancGroup Beneficially Owned
Name	Common Stock		Percentage of Class Outstanding
DIRECTORS
Lewis E. Beville	24,237	(1)	*
Augustus K. Clements, III	58,071		*
Robert S. Craft	48,761	(2)	*
Patrick F. Dye	31,025		*
Hubert L. Harris, Jr.	12,696		*
Clinton O. Holdbrooks	456,138	(3)	*
Deborah L. Linden	10,448		*
Robert E. Lowder	7,265,386	(4)	4.58%
John Ed Mathison	50,932	(5)	*
Milton E. McGregor	1,001,460		*
John C. H. Miller, Jr.	43,242	(6)	*
Joseph D. Mussafer	51,908		*
William E. Powell, III	36,417		*
James W. Rane	159,260	(7)	*
Simuel Sippial, Jr.	49,429		*
Edward V. Welch	54,308	(8)	*

EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
Sarah H. Moore	245,137	(9)	*
Caryn Cope Hughes	209,522	(9)	*
Patti G. Hill	211,171	(9)	*
David B. Byrne, Jr.	48,029	(9)	*
All Executive Officers, and Directors as a group	10,067,577		6.34%

*	Represents less than 1%.
(1)	Includes 474 shares owned by Mr. Beville’s son.
(2)	Includes 2,808 shares held by the IRA of Mr. Craft’s wife. Mr. Craft disclaims beneficial ownership of the shares.
(3)	Includes 80,000 shares held by Mr. Holdbrooks as trustee.
(4)	Includes 500,324 shares of Common Stock subject to options that are exercisable within 60 days of February 20, 2008. In addition, the total includes 25,960 shares owned by Mr. Lowder’s wife. Mr. Lowder disclaims beneficial ownership of these shares. The total also includes 409,768 shares which are owned by the Estate of Catherine K. Lowder, deceased. Mr. Lowder is the personal representative and a beneficiary of the Estate and is also the trustee and a beneficiary of the Catherine K. Lowder Revocable Management Trust, to which the shares will be distributed. Mr. Lowder has been treated as the beneficial owner of these shares.
(5)	Includes 2,000 shares owned by Dr. Mathison’s wife. Dr. Mathison disclaims beneficial ownership of these shares.
(6)	Includes 21,363 shares owned by Mr. Miller’s wife. Mr. Miller disclaims beneficial ownership of these shares.
(7)	Includes 123 shares owned by a trust, of which Mr. Rane is the trustee. Mr. Rane disclaims beneficial ownership of these shares.
(8)	Includes 20,000 shares which are pledged as collateral for borrowings and 362 shares owned by Mr. Welch’s wife’s estate. Mr. Welch disclaims beneficial ownership of these shares.
(9)	Includes all shares subject to options that are exercisable within 60 days of February 20, 2008 by the following BancGroup officers: Ms. Moore (97,370), Ms. Hughes (40,310), Ms. Hill (77,570) and Mr. Byrne (15,111). Ms. Moore’s amount includes 4,649 shares owned by her son. Mr. Byrne’s amount includes 500 shares owned by his wife. Mr. Byrne disclaims beneficial ownership of these shares.

PROPOSAL 1

ELECTION OF DIRECTORS

The Nominees

The Board recommends that the shareholders elect the five persons named below to hold office for terms of three years, or until their successors are elected. BancGroup’s Amended and Restated Certificate of Incorporation provides that the number of directors which shall constitute the entire Board shall be fixed from time to time by resolutions adopted by the Board, but shall not be less than three persons. If the shareholders elect directors as recommended by the Board, then the Board shall consist of 16 members. By resolution, the Board has currently fixed the maximum number of directors at 23.

BancGroup’s Amended and Restated Certificate of Incorporation provides for the election of directors by classes to terms of three years, with one class of approximately one-third of the total number of directors to be elected each year. Five nominees are proposed for election to the class of directors whose terms expire in 2011. At the Annual Meeting, proxies cannot be voted for more than five directors or for a person who has not been properly nominated.

Nomination Process

The nominees listed below were selected by BancGroup’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised solely of independent directors and is responsible for identifying individuals qualified to become Board members and recommending to the Board director nominees. The Nominating and Corporate Governance Committee will periodically review the size and composition of the Board and determine whether it is necessary or advisable to change the size of the Board, or to add or replace directors.

Nominees for director are selected on the basis of outstanding career achievement; broad business experience; independence; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness and ability to devote adequate time to Board duties. The Board believes that each director should have, and nominees are expected to have the capacity to obtain, a basic understanding of (i) the principal operational and financial objectives, plans and strategies of BancGroup, (ii) the results of operations and financial condition of BancGroup and of any significant subsidiaries or business segments, and (iii) the relative standing of BancGroup and its business segments in relation to its competitors. The Nominating and Corporate Governance Committee also considers it essential that the Audit Committee have at least one member who qualifies as an “Audit Committee Financial Expert” as that term is defined by the Securities and Exchange Commission (the “SEC”) and the NYSE.

The Nominating and Corporate Governance Committee considers a variety of sources when evaluating individuals as potential Board members. BancGroup does not typically retain a search firm to assist in the selection of directors. Historically, most of BancGroup’s director nominees have served on one of Colonial Bank’s regional boards or the board of a company acquired by BancGroup, and have had a leadership position with a business or institution that is located in a community served by Colonial Bank. The Nominating and Corporate Governance Committee and the Board consider Colonial Bank regional board members to be an excellent source for nominees because service on a regional Colonial Bank board gives an individual an opportunity to better understand Colonial Bank and BancGroup, and the individual’s prior service enables the Nominating and Corporate Governance Committee to evaluate the level of contribution that individual can make to BancGroup and its constituents. The Nominating and Corporate Governance Committee and Board also take into consideration the diversity of the Board when selecting nominees. The Nominating and Corporate Governance Committee will review this process from time to time and may alter the process at its discretion.

If, prior to the voting at the Annual Meeting, any person proposed for election as a director is unavailable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the Nominating and Corporate Governance Committee and the members of the Board may recommend. The management of BancGroup knows of no reason why any nominated person would be unavailable to serve as a director.

Vote Required

Assuming a quorum is present at the Annual Meeting, a plurality of the votes cast will be sufficient to elect the directors. Voting for directors is Proposal 1 on the proxy card.

The bylaws of BancGroup contain certain limitations on shareholder nominations of candidates for election as directors at the Annual Meeting. See “Bylaw Provisions Regarding Conduct of Shareholders’ Meetings” for a description of such limitations.

The following table provides certain biographical information about each nominee to be proposed on behalf of the Board and continuing directors whose terms will expire in 2009 and 2010. Unless otherwise indicated, each person has been engaged in the principal occupation shown for at least the last five years. The Board recommends that shareholders vote FOR the approval of the following Director nominees.

NOMINEES FOR A TERM EXPIRING IN 2011:

Name, Age and Year Became Director	Position and Office Held with BancGroup And Colonial Bank	Present and Principal Occupation for Last Five Years
Augustus K. Clements, III 65, 1997	Director, BancGroup; Member, Executive Committee; Director, Colonial Bank	Managing Partner, Clements Financial Group, LLC, from 2001 through 2004; Financial Representative, Clements Financial Group, LLC since January 2005, Montgomery, AL.

Patrick F. Dye 68, 1981	Director, BancGroup	Special Advisor, Auburn University; Part Owner, Craftmasters Printing; Assistant to the President, Auburn University Foundation, since 2002; Former Host of “Pat Dye Outdoors” (Radio Show); Owner, Crooked Oaks Hunting Preserve; Former Owner, Wildlife Information, LLC (sold in 2006), Auburn, AL.

Milton E. McGregor 68, 1993	Director, BancGroup; Member, Compensation Committee	Chief Executive Officer and President, Macon County Greyhound Park d/b/a Victoryland; Chief Executive Officer and President, Jefferson County Racing Association (greyhound racing facility); Part Owner, Southern Springs Nursing Home; Part Owner, Union Street Partners, Montgomery, AL

William E. Powell, III 63, 1987	Director, BancGroup; Member, Audit Committee; Member, Nominating and Corporate Governance Committee; Director, Colonial Bank; Member, Colonial Bank Fiduciary Audit Committee	Executive Vice President, Alabama Cattlemen’s Association (trade association representing the beef cattle industry), Montgomery, AL

Name, Age and Year Became Director	Position and Office Held with BancGroup And Colonial Bank	Present and Principal Occupation for Last Five Years
Simuel Sippial, Jr. 65, 1997	Director, BancGroup; Chairman, Compensation Committee; Member, Executive Committee; Member, Risk Committee; Member, Nominating and Corporate Governance Committee; Director, Colonial Bank; Chairman, Colonial Bank Fiduciary Audit Committee; Member, Colonial Bank CRA Committee	President, Sippial Enterprises, Inc. (real estate investment company), Montgomery, AL; Retired IBM Business Unit Executive

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2010:

Name, Age and Year Became Director	Position and Office Held with BancGroup And Colonial Bank	Present and Principal Occupation for Last Five Years
Robert S. Craft 56, 1992	Director, BancGroup; Chairman, Nominating and Corporate Governance Committee; Member, Executive Committee; Member, Risk Committee	President, Craft Development Corp. (golf course ownership and development company); Managing Officer, Pinehurst Development (real estate development company); Managing Member, Craft Turf Farms LLC (turf grass production and sales company); President, Wingo Trucking Inc. (trucking company); Managing Member, Woodlands Management Co. LLC (golf course management company); Managing Member, Bright’s Creek Development Co. LLC (golf course ownership company); Managing Member, TRI-TEL, LLC (hotel ownership company); President, Cotton Creek Condominium Development Corp.; President, Craft Realty, Inc.; Member, Craft Properties, Ltd. (a family limited partnership); Managing Member, Turf Properties, LLC and Turf Properties #2, LLC (turf grass production and sales company); Member, Craft Farms Land Development Company, LLC.; Member, Robert Craft Ventures LLC; Member, Turf Properties #3, LLC, Foley, AL

Name, Age and Year Became Director	Position and Office Held with BancGroup And Colonial Bank	Present and Principal Occupation for Last Five Years
Hubert L. Harris, Jr. 64, 2004	Director, BancGroup; Member, Audit Committee; Member, Risk Committee	Chief Executive Officer of INVESCO North America from August 2003 to December 2005, Atlanta, GA—Retired; Chief Executive Officer of AMVESCAP Retirement from January 1998, to August 2003, Atlanta, GA

Clinton O. Holdbrooks 69, 1986	Director, BancGroup; Chairman, Risk Committee	Chairman of the Board, East Central Area of the Alabama Region from July, 2002 to July 2006 - Retired; Chairman of the Board, Central Alabama Region June 2000 to July 2002, Birmingham, AL

Robert E. Lowder* 65, 1981	Chairman of the Board, Chief Executive Officer and President, BancGroup; Chairman, Executive Committee; Chairman of the Board, Chief Executive Officer and President, Colonial Bank	Chairman of the Board and Chief Executive Officer, BancGroup and Colonial Bank since 1981; also President of BancGroup and Colonial Bank from 1981 to 2003 and since 2005, Montgomery, AL

John C. H. Miller, Jr. 64, 1981	Vice-Chairman of the Board, BancGroup; Member, Executive Committee	Member, Miller, Hamilton, Snider & Odom, L.L.C. (law firm), Mobile, AL

James W. Rane 61, 1997	Director, BancGroup	President, Great Southern Wood Preserving, Inc., Great Southern Wood of Florida, Inc., Great Southern Wood of North Alabama, Inc. and Great Southern Wood—Statesboro, Inc.; Manager, Texas, Great Southern Wood, LLC; President, Global Fibers USA, Inc. , (lumber companies), Abbeville, AL

*	Indicates that the director is also an executive officer.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2009:

Name, Age and Year Became Director	Position and Office Held with BancGroup And Colonial Bank	Present and Principal Occupation for Last Five Years
Lewis E. Beville 55, 1997	Director, BancGroup; Chairman, Audit Committee; Member, Nominating and Corporate Governance Committee	Vice President of T&B Ltd. d/b/a Thames, Batre, Mattei, Beville and Ison (insurance agency), Mobile, AL

Deborah L. Linden 52, 2006	Director, BancGroup; Member, Compensation Committee; Advisory Board Director, Central Florida Region; Member, Loan Committee Central Florida Region	Chief Executive Officer of Island One Resorts and Club Navigo (time share companies); Chairman of the Board of Island One Resorts Management Corporation (property management company), Orlando, FL

John Ed Mathison 69, 1987	Director, BancGroup	Senior Minister, Frazer Memorial United Methodist Church, Montgomery, AL

Joseph D. Mussafer 68, 1981	Director, BancGroup; Member, Risk Committee; Member, Compensation Committee	President, MBC United Wholesale, LLC (beverage distributor), Montgomery, AL

Edward V. Welch 75, 1981	Director, BancGroup; Member, Audit Committee	Chairman of the Board, Welch, Hornsby & Welch, Inc, (investment advisory firm); former Chairman of the Board of Trinity Investments, Inc., (investment holding company); former Part Owner, The Timberlands, LLC and The Waters at Waugh, LLC (real estate development companies), Montgomery, AL

Meetings of the Board of Directors and Committees

BancGroup’s Amended and Restated Certificate of Incorporation provides that there shall be an Audit Committee of the Board composed of not less than three directors appointed by the Board at least annually, none of whom shall be active officers of BancGroup. Pursuant to its charter, the Audit Committee shall meet at least four times each year, review BancGroup’s quarterly and annual financial reports, and report the results of its examinations in writing to the Board at its next regular meeting. The Audit Committee may make recommendations to the Board and, with the approval of the Board, employ an independent firm of certified public accountants. The Board has determined that all members of the Audit Committee are independent, and that each member of the Audit Committee satisfies the experience and financial literacy requirements established by the NYSE. In addition, the Board has determined that two of its members, Lewis E. Beville and Hubert L. Harris, Jr., qualify as audit committee financial experts as defined by the NYSE and the SEC. The Audit Committee met eight times in 2007 (See “Audit Committee Report”). The Audit Committee Charter, as amended, is available on BancGroup’s website at www.colonialbank.com.

On January 16, 2008, the Board approved the charter for BancGroup’s newly formed Risk Committee. The Risk Committee was formed for the purpose of overseeing the policies, procedures and practices relating to BancGroup’s enterprise-wide risks, compliance with applicable laws and regulations, and material pending or threatened litigation. The Board has determined that all members of the Risk Committee are independent, and that each member of the Risk Committee satisfies the experience and financial literacy requirements established by the NYSE. The Risk Committee’s charter is attached herein as Appendix C.

BancGroup’s Asset/Liability Committee (ALCO) established a framework of procedures, responsibilities and policies regarding the management of BancGroup’s assets and liabilities in order to optimize net interest margin and net income under a range of interest rate scenarios while assuming reasonable business risks. Management provided to this committee detailed reports on the company’s interest rate risk and liquidity position along with current strategies. This committee met four times in 2007. On January 16, 2008, as a result of the newly formed Risk Committee, the Board determined that the Asset/Liability Committee was no longer needed and therefore approved its dissolution.

BancGroup’s Compensation Committee discharges the Board’s responsibilities in matters relating to executive compensation, administers BancGroup’s incentive compensation and equity-based plans, oversees the preparation of BancGroup’s proxy, and produces annually a report on executive compensation for inclusion in BancGroup’s proxy statement. The Compensation Committee met seven times in 2007 (See the “Compensation Committee Report”). All current members of the Compensation Committee have been determined by the Board to be independent. The Compensation Committee’s charter is available on BancGroup’s website at www.colonialbank.com.

BancGroup’s Nominating and Corporate Governance Committee nominates individuals to stand for election as directors of BancGroup, and monitors and evaluates BancGroup’s standards of corporate governance. After a full discussion of qualifications of the nominees, this committee recommended the nomination of the individuals listed on pages 6 and 7, who will stand for election at the 2008 annual meeting of shareholders. This committee met six times in 2007. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent. The Nominating and Corporate Governance Committee has adopted a charter which is available on BancGroup’s website at www.colonialbank.com. The Nominating and Corporate Governance Committee will consider a nomination recommended by BancGroup shareholders, but only if the nomination is submitted in accordance with its charter.

BancGroup’s Executive Committee performs certain actions in lieu of the Board at times when a meeting of the full Board is not feasible or practicable. This committee met five times in 2007. Actions taken by the Executive Committee at those meetings were later reviewed and ratified by the full board of directors.

During 2007, the Board met four times. All BancGroup directors attended 75% or more of the Board meetings and the respective committee meetings on which they served.

The following table shows the current membership of each committee.

Director	Executive	Audit	Compensation	Nominating and Corporate Governance	Risk
Lewis E. Beville		Chair		X
Augustus K. Clements, III	X
Robert S. Craft	X			Chair	X
Patrick F. Dye
Hubert L. Harris, Jr.		X			X
Clinton O. Holdbrooks				X	Chair
Deborah L. Linden			X
Robert E. Lowder	Chair
John Ed Mathison
Milton E. McGregor			X
John C. H. Miller, Jr.	X
Joe D. Mussafer			X		X
William E. Powell, III		X		X
James W. Rane
Simuel Sippial, Jr.	X		Chair	X	X
Edward V. Welch		X

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires BancGroup’s directors, certain officers and 10% shareholders, if any, to file reports of ownership and changes in ownership of BancGroup’s common stock on Forms 3, 4 and 5 with the Securities and Exchange Commission. Such directors, officers and 10% shareholders, if any, are required by SEC regulations to furnish BancGroup with copies of all Section 16(a) forms they file.

To BancGroup’s knowledge, based solely on a review of the copies of such forms received by BancGroup, and written representations from certain reporting persons that no Forms 5 were required for those persons, BancGroup believes that during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% Shareholders were complied with, except that Mr. Lowder, Ms. Moore, Ms. Cope, Ms. Hill, Mr. Byrne and BancGroup’s Chief Accounting Officer Brent Hicks filed late Form 4’s, three transactions each, on January 22, 2007 reporting grants of restricted stock and stock options due to an administrative oversight on the part of BancGroup. Directors Milton McGregor and Deborah Linden each filed one late Form 4 each on January 16, 2008 for open market purchases. Mr. McGregor’s Form 4 reported three transactions that occurred on the same day. Ms. Linden’s Form 4 reported one transaction.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Overview

BancGroup strives to attract and retain highly motivated executives through the use of competitive total compensation. The overall guiding principle for executive compensation at BancGroup is to provide Pay for Performance. The Compensation Committee of the Board (hereafter referred to as the “Committee” for Compensation Discussion & Analysis) believes that compensation should be aligned with BancGroup’s financial performance and the creation of long-term shareholder value. The Committee uses both quantitative and qualitative performance measures to achieve this compensation philosophy, with incentive compensation plans aligned with performance measures that are intended to ultimately drive shareholder value.

Financial Performance

BancGroup earned $1.17 per share for 2007, $1.37 on an operating basis. Along with many other financial institutions, BancGroup’s earnings declined from 2006. Consistent with other peer banks, BancGroup’s results were impacted by declining economic and credit environments in the United States. During February 2008, the Federal Deposit Insurance Corporation (FDIC) reported that banks and savings institutions earned 27.4% less during 2007 than in 2006. Higher loan-loss provisions, primarily due to weakness in residential mortgage and construction loans, and lower trading revenues were primary factors responsible for the 2007 earnings decline, according to the FDIC. BancGroup’s asset quality performance remained favorable compared to peers while reflecting the deterioration in the overall economy During 2007, BancGroup paid $0.75 per share in dividends, an increase from $0.68 in 2006, while BancGroup’s share price declined.

As a result, under BancGroup’s Pay for Performance philosophy, the named executive officers received total compensation for 2007, at well below superior (maximum) levels, driven by annual cash incentive payouts being below maximum levels. In addition, the value of equity incentives and other shares held by named executive officers, such as Stock Options, Time Based Restricted Stock and Performance Based Restricted Stock also decreased significantly, reflecting the decline in share price.

During 2006, BancGroup achieved significant growth in earnings per share to $1.72 while maintaining its traditionally high levels of top quality assets and loans, with correspondingly low levels of non-performing assets. During 2006, shareholders received total returns of about 11.1%, representing an increase in share price from $23.82 to $25.74, plus the payment of $0.68 in dividends. For 2006, the named executive officers received total compensation at above target levels, driven by annual cash incentive payouts.

Role of the Compensation Committee

General

The Committee discharges the Board’s responsibilities in executive compensation matters and oversees equity-based plans for all employees and total compensation for executive officers. By its charter, the Committee is comprised of at least three members of the Board of Directors, each of whom is an independent director under the NYSE listing requirements. To fulfill its responsibilities, the Committee meets throughout the year and also takes action by written consent. During 2007, the Committee met seven times after having met nine times during 2006. The Chairman of the Committee reports on Committee actions at all meetings of the Board.

The Committee’s function is more fully described in its charter, which has been approved by the Board, and can be viewed on BancGroup’s website at www.colonialbank.com.

COMPENSATION DISCUSSION & ANALYSIS

Interaction with Compensation Consultants and Management

For 2007, Pearl Meyer & Partners (“Pearl Meyer”) continued as the executive compensation consultant for the Committee. Pearl Meyer was retained to assist the Committee with several projects, including executive compensation program analysis as well as research, analysis, advice and assistance with the disclosures contained in this proxy statement. While the Committee retains Pearl Meyer directly in carrying out assignments, Pearl Meyer also interacted with BancGroup management. Pearl Meyer does not provide significant services to BancGroup outside its role of providing advice to the Committee.

The Committee may also request senior executives, including the named executive officers, to be present at Committee meetings when executive compensation, BancGroup performance, and individual performance may be discussed and evaluated. While executives may provide insight, suggestions or recommendations regarding executive compensation, only the Committee members vote on executive compensation decisions.

In early 2007, the Committee considered information provided by and advice from Pearl Meyer in making its determinations with respect to the Chief Executive Officer’s compensation. Compensation decisions regarding other executives were made by the Committee after considering information provided by Pearl Meyer and recommendations from the Chief Executive Officer.

In 2006, both the Committee and management used the services of the law firm of Miller, Hamilton, Snider & Odom, L.L.C. (“Miller Hamilton”) and Mercer Human Resources Consulting (“Mercer”) to provide advice on decisions regarding executive compensation programs for the named executive officers. During the course of 2006, the Committee retained Pearl Meyer to assist with its review of the compensation programs for the executive officers. In early 2006, the Committee considered information provided by and advice from Miller Hamilton in making its determinations with respect to the Chief Executive Officer’s compensation. Compensation decisions regarding other executives were made by the Committee after considering information from the CEO, Mercer and Miller Hamilton.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy, Objectives and Determinations

Compensation Philosophy

The overall guiding principle for executive compensation at BancGroup is to provide Pay for Performance. The Committee believes the compensation provided to its executives should be aligned with BancGroup’s financial performance and the creation of long-term shareholder value. It accomplishes this principle by paying total compensation at or near market median levels for delivering similar financial and shareholder performance with the opportunity for higher total compensation as performance moves above median providing for levels of compensation that are commensurate with overall performance. As further discussed under Pay Elements, compensation is comprised of three primary components: (1) competitive base salaries; (2) annual cash incentives; and (3) long-term incentives including Options, Performance Based Restricted Stock and Time Based Restricted Stock

The Committee uses both quantitative and qualitative performance measures to measure and determine this compensation philosophy, with incentive compensation plans aligned with performance using quantitative factors such as earnings per share (“EPS”), efficiency ratio, net income, non-performing assets ratio, net charge-off ratio, expense control and share price. The Committee believes these measures drive the success and growth of BancGroup and provide enhanced shareholder returns. Individual performance measures are also used along with the corporate measures mentioned previously. The Chief Executive Officer’s performance measures are objective and directly related to the CEO’s duties and responsibilities. Executive officers other than the Chief Executive Officer have one component of the annual incentive plan tied to the individual’s overall performance for the year which is subject to the CEO’s judgment, while all other performance measures are related to the Company’s performance, are objective and are quantitatively measurable.

Compensation Objectives

BancGroup seeks to maintain a Pay for Performance culture through its executive compensation programs. The following are the specific objectives of BancGroup’s compensation programs:

•	Attraction—Provide pay levels sufficient to attract highly qualified, experienced executives who can further BancGroup’s interests and enhance long-term shareholder value.

•	Retention—Retain the services of key executives who deliver significant value to BancGroup.

•	Motivation—Motivate executive performance by providing annual and long-term incentives that are contingent upon achieving BancGroup and individual performance goals.

•

Shareholder Value Creation—Create a shareholder value-oriented culture by providing significant compensation opportunities comprised of equity-based incentives coupled with the encouragement of stock ownership.

Compensation Determinations

The Committee considers each of the following factors in determining the appropriate mix and level of compensation for each executive officer:

•	BancGroup’s financial performance, including both annual and long-term.

•	Individual performance of executive officers.

•	The importance of share ownership by executive officers, which places emphasis on equity-based incentives.

•	Competitive pay levels commensurate with BancGroup’s peers.

•	Compensation summaries compiled for each of the executive officers.

COMPENSATION DISCUSSION & ANALYSIS

The Committee also takes into account the recommendations of BancGroup’s Chief Executive Officer when considering the pay programs, pay levels, objectives and individual performance of the executive officers, but ultimately makes decisions based primarily on its consideration of the factors discussed above.

Compensation Structure

Pay Elements—Overview

BancGroup maintains three main components of compensation:

•	Salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.

•

Annual Cash Incentives—variable pay designed to reward attainment of annual financial and operational goals along with individual performance objectives, with award opportunities expressed as a percent of salary.

•

Long-Term Incentives—equity-based awards including Stock Options (designed to reward for achievement of increased share price), Performance Based Restricted Stock (designed to reward for achievement of long-term financial performance goals), and Time Based Restricted Stock (designed primarily for retention purposes).

In addition, BancGroup provides certain executive perquisites and retirement benefits, as described in the accompanying tables. Each major compensation component is discussed below in more detail.

Pay Levels and Benchmarking

The Committee assesses competitive pay levels through the use of information publicly disclosed by a peer group of similarly-sized financial institutions. The peer group used for 2007 (the “2007 Peer Group”) was developed with the assistance of Pearl Meyer and included 28 financial institutions with total assets ranging between $8 billion and $63 billion as of September 30, 2007. These institutions were selected as peers because of their size, nature of operations, and/or geographic footprint. The following are the financial institutions included in the 2007 Peer Group:

Alabama National Bancorporation	Fulton Financial Corporation

Associated Banc-Corp	Huntington Bancshares Incorporated

BancorpSouth, Inc.	M&T Bank Corporation

BankUnited Financial Corporation	Northern Trust Corporation

BOK Financial Corporation	Old National Bancorp

Citizens Republic Bancorp, Inc.	The South Financial Group, Inc.

City National Corporation	Synovus Financial Corp.

Comerica Incorporated	TCF Financial Corporation

Commerce Bancorp, Inc.	Trustmark Corporation

Commerce Bancshares, Inc.	UMB Financial Corporation

Cullen/Frost Bankers, inc.	Valley National Bancorp

First Citizens BancShares, Inc.	Webster Financial Corporation

First Horizon National Corporation	Whitney Holding Corporation

FirstMerit Corporation	Zions Bancorporation

COMPENSATION DISCUSSION & ANALYSIS

The peer group used for 2006 was developed in 2005, with assistance from Miller Hamilton (the “2006 Peer Group”) and included 42 financial institutions with total assets ranging between $10 billion to $84 billion as of December 31, 2004

Pay Mix

BancGroup uses the pay elements described above in a portfolio approach, which provides a well-proportioned mix of retention value, equity interest and at-risk compensation. The mix of metrics also balances annual and long-term compensation by gauging portions of compensation on both short-term financial performance and long-term financial and stock performance. In general:

•	The more senior an executive, the larger the portion of his or her total compensation will be “at-risk”.

•	Incentive compensation is weighted toward long-term equity incentives rather than short-term cash incentives.

For 2007, the targeted pay mix for each named executive officer was as follows:

Executive	Title	Salary as % of Total Compensation	Target Annual Cash Incentives as % of Total Compensation	Target Long- Term Equity Incentive as % of Total Compensation
Robert E. Lowder	Chairman, CEO and President	29%	29%	42%
Sarah H. Moore	SEVP—Chief Financial Officer	40%	20%	40%
Caryn Cope Hughes	SEVP—Chief Credit Officer	40%	20%	40%
Patti G. Hill	SEVP—Chief Operating Officer	40%	20%	40%
David B. Byrne, Jr.	EVP—Secretary and General Counsel	48%	14%	38%

In any given year, the Committee may make decisions to rebalance the overall program and address different objectives than those for 2007. The 2006 targeted pay mix was substantially similar to 2007.

Pay Elements—Programs

Salary

Salary decisions foster the Retention objective and, in the case of a new hire, the Attraction objective. The Committee reviews salaries annually and met in February 2007, to consider and approve salaries for the 2007 fiscal year for the named executive officers. The Committee does not approve salary changes based on a formula. After considering recommendations from the Chief Executive Officer, the Committee established salaries for 2007, that, in its subjective judgment, were appropriate in terms of BancGroup’s performance in comparison with the peer group, the responsibilities of the BancGroup executives, and the level of compensation paid to comparable executives within the peer group companies.

Based on analyses of competitive market data furnished by Pearl Meyer as well as the recommendations of the Chief Executive Officer, in February 2007, the Committee increased the salaries of Ms. Moore, Ms. Hughes and Ms. Hill by 3.6% to $428,904 from $414,000. This change was consistent with the average raise for all BancGroup employees and represented an assessment of the personal growth and performance of each executive officer and the value of their contribution to BancGroup. Based upon the peer group, the annual salary for Ms. Moore and Ms. Hill approximated the market median of the peer group, whereas the annual salary for Ms. Hughes was in the top 10% of the peer group. Ms. Hughes’ salary was deemed appropriate because of the importance placed by BancGroup on maintaining high credit quality. Also in February 2007, Mr. Byrne’s annual salary was increased to $325,000 from $250,000. This change was made to bring Mr. Byrne’s annual salary to approximately the market median of the peer group.

COMPENSATION DISCUSSION & ANALYSIS

The Committee evaluated the Chief Executive Officer’s salary on the same basis and determined that Mr. Lowder’s salary for 2007 should be increased to $1,158,041, an increase of 3.6%, from $1,117,800 in 2006. This increase was also consistent with the average raise for all BancGroup employees. The resulting salary, which is above median market levels, reflects Mr. Lowder’s long tenure and high performance, while his total compensation remained below the median of that group.

For 2008, each of the named executive officers has elected to forego a salary increase.

Annual Incentives

Annual incentives foster the Motivation objective by creating performance-based compensation that is focused on BancGroup’s annual financial results. For fiscal 2007, BancGroup’s annual incentive programs were structured in two formal plans: the Management Incentive Plan (“MIP”) and the Management Team Incentive Plan (“MTIP”). Both the MIP and MTIP provide annual incentive opportunities to the executive officers. The MIP provides for the Committee to decrease the resulting payout (negative discretion) but not to increase the resulting payout (positive discretion), while the MTIP allows for discretion, both positive and negative, on the Committee’s part in determining annual incentive payouts.

Both plans focus on providing rewards for BancGroup’s annual financial performance; the MTIP may also take into consideration individual performance. In keeping with BancGroup’s compensation philosophy for annual cash compensation, target annual cash incentive opportunities are set at levels consistent with market median data of the peer group. Target payout levels for each of the executive officers are as follows:

•	Mr. Lowder—100% of salary.

•	Ms. Moore, Ms. Hughes and Ms. Hill—50% of salary.

•	Mr. Byrne—30% of salary.

The table below illustrates the performance measures used for each executive officer and their respective weightings:

Executive	EPS	Efficiency Ratio	NPA %(1)	NCO %(2)	Stock Price	Other (3)	Strategic Planning
Robert E. Lowder	50%	0%	0%	25%	25%	0%	0%
Sarah H. Moore	50%	15%	0%	0%	0%	15%	20%
Caryn Cope Hughes	50%	0%	15%	15%	0%	0%	20%
Patti G. Hill	50%	15%	0%	0%	0%	15%	20%
David B. Byrne, Jr.	50%	0%	10%	10%	0%	20%	10%

(1)	Non-performing assets as a % of total loans compared to peers.
(2)	Net charge offs as a % of average loans compared to peers.
(3)	Represent the following: Net Income Growth versus peers for Ms. Moore, Pretax income for various lines of business for Ms. Hill and legal expense management for Mr. Byrne.

The Committee believes these are appropriate objective measures by which to determine annual incentive compensation ultimately paid to BancGroup’s executive officers for the following reasons:

•	Achievement of the EPS growth and efficiency ratio objectives is expected to enhance shareholder value.

•

The NPA % and NCO % are reflective of BancGroup’s longstanding tradition and culture of making high quality loans which have a lower probability of resulting in losses. Management and the Committee believe this cultural trait has served BancGroup well in the context of the banking industry’s cyclicality by providing earnings protection in a downturn.

COMPENSATION DISCUSSION & ANALYSIS

•	Mr. Lowder’s stock price performance goal arises from the Committee’s belief that, of management, he has the most significant impact on BancGroup’s stock price.

•	Ms. Moore’s, Ms. Hills’s and Mr. Byrne’s other individual performance goals are intended to encourage performance within their respective areas of control.

•	The strategic planning component is intended to reflect the overall contribution by the executive to BancGroup’s performance that cannot be measured by the other components.

The Committee works with Mr. Lowder and management to establish performance levels for BancGroup’s financial objectives, and reviews and approves the individual performance criteria for the executive officers. The goals under the MTIP are generally established at three separate levels—Threshold, Target and Superior. If the Threshold level is not achieved for a particular performance objective, executives will not be entitled to an award for that objective under the MTIP, unless the Committee exercises its discretion. Threshold annual incentive payments are 50% of Target while Superior levels are defined as 200% of Target.

The Committee and management believe the Target performance objectives associated with each of the performance measures were stretch goals, requiring significant performance beyond that of the prior year and is reflective of a growth-oriented culture. Achievement at Superior represents an outstanding outcome fully deserving of a Superior annual incentive payout. The Committee and management believe the Threshold level performance criteria represent acceptable financial performance. The following represents the specific goals for 2007:

	Threshold	Target	Superior
EPS	$1.73	$1.77	$1.81
Efficiency Ratio	40th Percentile of Peer Group	50th Percentile of Peer Group	85th Percentile of Peer Group
Nonperforming Assets Ratio	50th Percentile of Peer Group	65th Percentile of Peer Group	85th Percentile of Peer Group
Net Charge-off Ratio	0.25%	0.15%	0.10%
Stock Price	40th Percentile of Peer Group	50th Percentile of Peer Group	85th Percentile of Peer Group
Net Income Growth	50th Percentile of Peer Group	65th Percentile of Peer Group	85th Percentile of Peer Group
Pretax Income of various Lines of Business	Pretax income of $1 million below Budget	Budgeted Pretax Income	Pretax income of $1 million above Budget
Legal Expenses	Expenses of $915 thousand over Budget	Budgeted Expense	Expenses of $700 thousand below Budget

At a meeting held on February 12, 2008, the Committee reviewed BancGroup’s 2007 performance with respect to the performance measures chosen for both the MIP and MTIP and the individual performance of each of the executive officers, and certified that the executive officers, including Mr. Lowder, were eligible for the following payouts with respect to 2007 and payable in February 2008:

•	Mr. Lowder—$0, or 0% of salary, resulting from:

•	EPS—$1.37, a payout of 0% of the superior level.
•	Net Charge-off Ratio—0.35%, a payout of 0% of the superior level.
•	Stock price growth to peers—below threshold, a payout of 0% of the superior level.

•	Ms. Moore—$297,359, or 69.3% of salary, resulting from:

•	EPS—$1.37, a payout of 0% of the superior level.

COMPENSATION DISCUSSION & ANALYSIS

•	Efficiency Ratio Versus Peers—82nd percentile of the peer group, a payout of 96% of the superior level.
•	Net Income Growth Versus Peers—25th percentile of the peer group, a payout of 0% of the superior level.
•	Strategic planning—100% of the superior level.
•	Discretionary payment of $150,000 representing Ms. Moore’s superior individual performance and overall contribution to BancGroup’s results. See further discussion on pages 21 and 25.

•	Ms. Hill—$297,359, or 69.3% of salary, resulting from:

•	EPS—$1.37, a payout of 0% of the superior level.
•	Efficiency Ratio Versus Peers—82nd percentile of the peer group, a payout of 96% of the superior level.
•	Pretax Income from Lines of Business—below threshold level, a payout of 0% of the superior level.
•	Strategic planning—100% of the superior level.
•	Discretionary payment of $150,000 representing Ms. Hill’s superior individual performance and overall contribution to BancGroup’s results. See further discussion on pages 21 and 25.

•	Ms. Hughes—$106,154, or 24.8% of salary, resulting from:

•	EPS—$1.37, a payout of 0% of the superior level.
•	Net Charge-off Ratio—0.35%, a payout of 0% of the superior level.
•	Nonperforming Assets Ratio Versus Peers—54th percentile of the peer group, a payout of 32% of the superior level.
•	Strategic planning—100% of the superior level.

•	Mr. Byrne—$63,895, or 19.7% of salary, resulting from:

•	EPS—$1.37, a payout of 0% of the superior level.
•	Net Charge-off Ratio—0.35%, a payout of 0% of the superior level.
•	Nonperforming Assets Ratio Versus Peers—54th percentile of the peer group, a payout of 32% of the superior level.
•	Legal Expense Management—expense controls resulted in payout at Superior level, 100% of superior.
•	Strategic planning—100% of the superior level.

Long-Term Incentives

Long-term incentives were awarded to executive officers in 2007 and 2006 from BancGroup’s 2001 Long-Term Incentive Plan (“LTIP”) and serve to meet the following objectives:

•	Motivation—Performance Based Restricted Stock is earned based on the achievement of long-term financial performance.

•	Retention—Time Based Restricted Stock which vests based on the passage of time and continued employment.

•	Shareholder Value Creation—Stock Options gain value based on increases in BancGroup’s share price.

COMPENSATION DISCUSSION & ANALYSIS

In addition, the LTIP grants provide the opportunity for each executive officer to achieve and maintain an equity interest in BancGroup.

Each of the executive officers received a mix of long-term incentives that included Performance Based Restricted Stock, Time Based Restricted Stock and Stock Options, each of which represented 1/3 of the total LTIP value, designed to place an equal emphasis on long-term financial performance, executive retention, and stock price performance. The Committee believes this is an appropriate split, providing for a significant financial performance incentive (meeting the compensation philosophy’s Motivation objective), which if achieved, is expected to create significant shareholder value (meeting both the Motivation and Shareholder Value Creation objectives). The Committee expects to make annual grants of such equity incentives going forward and may vary the mix depending on the specific facts and circumstances at the time.

The 2007 Performance Based Restricted Stock grants are earned based on earnings per share growth relative to a peer group over the three-year performance period including fiscal 2007-2009, with certain Threshold, Target and Superior performance levels correlating to performance outcomes. To achieve Threshold payout, BancGroup’s cumulative annual growth rates in earnings per share must be greater than the 40th percentile of the peer group, while Target is set at the 50th percentile and Superior at the 85th percentile of the peer group. Shares of Performance Based Restricted Stock will be forfeited if Threshold performance levels are not achieved. If Threshold performance is achieved, 50% of the granted shares would vest, while Target performance would result in 100% of the granted shares vesting and Superior performance would result in the vesting of 150% of the granted shares. Performance between the respective levels will be pro-rated straight line.

The 2006 Performance Based Restricted Stock grants have substantially the same terms as the 2007 Performance Based Restricted Stock, except that they are for the three-year performance period including fiscal 2006-2008, and they will vest based upon predetermined cumulative annual growth rates of Colonial’s Earnings Per Share during that period. The Committee believes the relative EPS growth objectives for the three-year period represent significant financial performance and, if achieved, will enhance shareholder value. The Superior performance levels represent significant performance beyond Target, which if achieved will lead to even more significant enhancement of shareholder value.

Additionally, Mr. Lowder received $41,250 and $31,500 worth of stock for his service on the BancGroup Board of Directors for 2007 and 2006, respectively.

Retirement Benefits and Perquisites

BancGroup maintains the Colonial Retirement Plan (“Retirement Plan”), a defined benefit pension plan that covers employees who have met certain age and length of service requirements. The Retirement Plan was frozen as of December 31, 2005, and no employees hired since that time can participate in the Retirement Plan. The amounts shown in the Pension Benefits Table represent those frozen amounts and will not change other than to take into account the change in present values caused by the passage of time. Mr. Byrne is not a participant in the Retirement Plan because he began employment after December 31, 2005.

BancGroup does not maintain any supplemental retirement plans for executive officers, but does provide for participation in the Colonial BancGroup 401(k) Plan (the “401(k) Plan”) for substantially all employees, including executive officers.

BancGroup implemented the 2006 Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) at the beginning of 2006. The Deferred Compensation Plan allows for elective deferrals by each participant and was developed to provide tax and retirement planning opportunities to eligible participants. All

COMPENSATION DISCUSSION & ANALYSIS

BancGroup employees meeting the definition of “highly compensated” under the Internal Revenue Code ($100,000 or more of cash compensation for 2007) are eligible to participate in the Deferred Compensation Plan. BancGroup does not provide a match on deferrals, and all deferrals are of amounts already reported in the Summary Compensation Table.

Other compensation for Mr. Lowder includes $251,731 and $508,431, respectively, for 2007 and 2006, for his personal use of the Company’s aircraft. Such amount was determined based upon actual incremental operating costs incurred for personal travel.

Because of Ms. Hill’s frequent travel to Montgomery for BancGroup business, during 2006, the Company provided Ms. Hill with access to a temporary housing facility in Montgomery. This facility was not Ms. Hill’s primary residence. Ms. Hill’s Other Compensation includes $17,400 as the amount paid by BancGroup during 2006 for the house. Ms. Hill personally paid all other expenses relative to the maintenance of the rental house. During 2007, the Company did not reimburse Ms. Hill for any costs related to this or any other housing facility.

Committee Discretion

The Committee retains the discretion to decrease all forms of calculated incentive payouts (annual and long-term) based on significant individual or BancGroup performance shortfalls. For executive officers other than Mr. Lowder, the Committee may increase annual incentive payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishments and/or consummation of mergers, acquisitions, dispositions or conversions. The Committee exercised discretion to recognize the superior individual performance during 2007 through discretionary payments of $150,000 to Ms. Hill and Ms. Moore. The Committee determined that the result of the mathematical calculations within MTIP did not appropriately or adequately reflect the overall contribution of Ms. Moore and Ms. Hill to the success of the Company during 2007. Given the significant change in the overall banking environment during 2007, compared to when the MTIP goals were set at the beginning of the year, the Committee determined that certain of the activities of Ms. Moore and Ms. Hill should be evaluated differently than was originally included in the MTIP. After completing an extensive review of the performance of Ms. Moore and Ms. Hill, the Committee determined that the overall performance of Ms. Moore and Ms. Hill was significantly above “median” performance and, as a result, decided that the adjusted payout percentage for each of these executive officers should be approximately 70% of the superior payout. The resulting total cash compensation for 2007 for Ms. Moore and Ms. Hill of $726,263 (comprised of base salary, MTIP payment and discretionary payment) was determined to be appropriate for their personal performance and the performance of the departments of the Company that are under their control. Specifically, the Committee considered that the Company was negatively impacted primarily as a result of deteriorating credit quality within the banking industry and that the impact of this should be mitigated for Ms. Moore and Ms. Hill. The Committee also determined that the discretionary payment would appropriately serve its Retention objective for two executive officers who have provided years of excellent service.

For 2006, the Committee also exercised discretion to recognize the individual performance of Ms. Moore and Ms. Hill through discretionary payments of $68,000 each.

For long-term incentive awards, the Committee does not have the discretion to increase payouts without losing certain taxation protection (see “Impact of Tax and Accounting Considerations” section on page 23), but can exercise negative discretion. In 2007 and 2006, the Committee did not exercise discretion either to increase or decrease any long-term payouts for the named executive officers.

Conclusion

Pay opportunities for specific executive officers may vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of

COMPENSATION DISCUSSION & ANALYSIS

short and long term financial goals and the enhancement of shareholder value. In some instances, the amount and structure of compensation results from arm’s-length negotiations with executives, which reflects the highly competitive market for quality, proven managerial talent.

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from the competitive assessment of compensation and performance, as well as the subjective factors outlined above. The Committee believes that each of the compensation programs for the executive officers is within the competitive range of peer bank practices when compared to the objective comparative data even where subjective factors may have influenced the compensation decisions.

Timing of Equity Grants

The Committee grants Stock Options and other equity-based awards to BancGroup’s executive officers and other employees on the day the Committee meets and approves such awards. Grants of these equity-based awards are generally determined by the Committee following their review of BancGroup’s prior year performance, as well as the performance of individual executive officers. For 2007, all grants to executive officers of Stock Options, Performance Based Restricted Stock and Time Based Restricted Stock were made on January 15, 2007, which was the date the Committee conducted a regularly scheduled meeting. Stock Options and other equity-based awards may also be granted at other times of the year in the event of a new hire, promotion or retention.

The 2007 Stock Options were granted with an exercise price equal to the closing price of BancGroup’s stock on the date of grant, which conforms to the Securities & Exchange Commission’s concept of fair market value as promulgated in its regulations covering the reporting of pay for named executive officers in proxy statements.

Mr. Lowder and the other executive officers did not play a role in the Committee’s decision as to the timing of the grants of Stock Options. Following Committee approval, Human Resources and Accounting are charged with the ongoing administration of LTIP grants.

Adjustment or Recovery of Awards

Under Section 304 of The Sarbanes-Oxley Act of 2002, if BancGroup is required to restate its financial statements due to material noncompliance with any financial reporting requirements based upon a judicial determination of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse BancGroup for:

•	Any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document.

•	Any profits realized from the sale of securities of BancGroup during those 12 months.

Consideration of Prior Amounts Realized

In furtherance of BancGroup’s philosophy to reward executive officers for demonstrated superior performance, prior compensation outcomes, including stock compensation gains, are generally not considered in setting future compensation levels.

Post-Termination Payments

BancGroup has not historically utilized employment, severance or change in control agreements for executive officers. Management and the Committee are aware that such agreements are in place at a significant majority of the peer banks and the implementation of such agreements may positively affect BancGroup’s ability

COMPENSATION DISCUSSION & ANALYSIS

to attract and retain key executives. During the first quarter of 2007, the Committee approved change in control agreements for certain executive officers and a limited number of other employees. See Pages 33 and 34 for additional discussion of the change in control agreements.

Stock Ownership Guidelines and Pledging Policies

BancGroup does not currently have formal stock ownership guidelines in place, but does encourage executive officers to own shares by providing significant equity opportunities through Stock Options, Performance Based Restricted Stock, Time Based Restricted Stock, the Employee Stock Purchase Plan, the 401(k) Plan and the Dividend Reinvestment Plan. The Committee has not mandated stock ownership guidelines, however, BancGroup’s Chairman, Chief Executive Officer and President has historically been BancGroup’s largest shareholder and remains as BancGroup’s largest non-institutional shareholder.

BancGroup also maintains a policy that prohibits executive officers from holding BancGroup securities in a margin account or pledging BancGroup securities as collateral for a loan. An exception exists if the executive requests prior approval from BancGroup to pledge securities as collateral for a loan (but not for margin accounts) and the executive can demonstrate the financial capacity to repay the loan without reliance on the pledged securities.

Impact of Tax and Accounting Considerations

As a general matter, the Committee considers the various tax and accounting implications of the compensation vehicles utilized by BancGroup. The Committee examines the accounting cost associated with long-term incentive grants when determining the amounts of such grants made to executive officers and employees.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer and the next four highest compensated officers. Exceptions are made for qualified performance-based compensation, among other things. While maintaining competitive compensation levels, it is the Committee’s goal to maximize the deductibility of executive compensation.

Instruments which are considered performance-oriented and tax deductible under Section 162(m) include Stock Options, Performance Based Restricted Stock and MIP annual incentive amounts. Salaries, Time Based Restricted Stock and MTIP annual incentives are generally tax deductible to the extent that they total less than $1 million for each named executive officer. For 2007 and 2006, there was a portion of the compensation for the Chief Executive Officer which BancGroup was not able to deduct for income tax purposes. All other compensation for the named executive officers was deductible because the total was less than $1 million for each executive.

COMPENSATION DISCUSSION & ANALYSIS

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company during the fiscal years ended December 31, 2007 and 2006. The following table includes total cash compensation for 2007 of $1,158,041 for Mr. Lowder, $726,263 for Ms. Moore, $535,058 for Ms. Hughes, $726,263 for Ms. Hill and $388,895 for Mr. Byrne. For 2006, total cash compensation was $1,777,302 for Mr. Lowder, $689,000 for Ms. Moore, $672,750 for Ms. Hughes, $689,000 for Ms. Hill, and $362,500 for Mr. Byrne.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards compensa- tion expense ($)(3)	Option awards compensa- tion expenses ($)(3)	Non-equity incentive plan compensa- tion ($)(2)	Change in pension value and nonqualified deferred compensa- tion earnings ($)(4)	All other compensa- tion ($)(5)	Total Compensa- tion ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert E. Lowder, Chairman, CEO and President	2007 2006	$1,158,041 1,117,800		$290,345 346	$319,209 215,882	$ — 659,502	$2,160	$354,169 625,870	$2,123,924 2,619,400
Sarah H. Moore, SEVP and Chief Financial Officer	2007 2006	$428,904 414,000	$150,000 68,000	$137,623 179,743	$85,484 51,577	$147,359 207,000	$—	$13,500 12,100	$962,870 932,420
Caryn Cope Hughes, SEVP and Chief Credit Officer	2007 2006	$428,904 414,000		$137,623 179,743	$90,461 56,568	$106,154 258,750	$4,071	$11,250 12,600	$774,392 921,661
Patti G. Hill, SEVP and Chief Operating Officer	2007 2006	$428,904 414,000	$150,000 68,000	$137,607 176,942	$81,618 47,711	$147,359 207,000	$—	$11,250 29,500	$960,810 943,153
David B. Byrne, Jr. EVP, Secretary and General Counsel	2007 2006	$325,000 250,000		$30,362 26,728	$45,907 28,694	$63,895 112,500	$—	$13,500 6,365	$478,665 424,287

(1)	Salaries reflected herein were effective as of January 1 of the respective year. Mr. Lowder’s salary changed from $1,117,800 in 2006 to $1,158,041 in 2007. Ms. Moore, Ms. Hughes and Ms. Hill’s salaries changed from $414,000 in 2006 to $428,904 in 2007. Mr. Byrne’s salary changed from $250,000 in 2006 to $325,000 in 2007.
(2)	The amount shown was earned for performance during the year and paid the following February.
(3)	Columns (e) and (f) include amounts recognized as expense by BancGroup during 2006 and 2007 without considering estimated forfeitures. Expense is recognized in years during which service or performance is required for the employee to vest in the award or option. Because of the vesting features of the awards and options, the 2007 expense includes grants from 2002 through 2007 and the 2006 expense includes grants from 2001 through 2006. Valuation assumptions for the purposes of calculating the expense are included in BancGroup’s Annual Report on Form 10-K for 2007. Expense is calculated in accordance with GAAP and does not reflect the actual value received by the executive, which may be more or less than the amount shown or zero.
(4)	No amounts are reportable for 2006. The benefits shown for Mr. Lowder and Ms. Hughes for 2007 are the result of changes from the time value of money as they are one year closer to retirement and changes in the discount rate being utilized to determine the present value. See following discussion of pension and nonqualified deferred compensation plans.
(5)	All other compensation in Column (i) includes the following amounts:

	Year	401 (k) Match	Profit Sharing Match	Other Compensation(6)	Totals
Robert E. Lowder, Chairman, CEO and President	2007 2006	$13,500 6,600	$0 5,500	$340,669 613,770	$354,169 625,870
Sarah H. Moore, SEVP and Chief Financial Officer	2007 2006	$13,500 6,600	$0 5,500	$0 0	$13,500 12,100
Caryn Cope Hughes, SEVP and Chief Credit Officer	2007 2006	$11,250 6,600	$0 5,500	$0 500	$11,250 12,600
Patti G. Hill, SEVP and Chief Operating Officer	2007 2006	$11,250 6,600	$0 5,500	$0 17,400	$11,250 29,500
David B. Byrne, Jr. EVP, Secretary and General Counsel	2007 2006	$13,500 865	$0 5,500	$0 0	$13,500 6,365

(6)	See page 26 for itemization.

COMPENSATION DISCUSSION & ANALYSIS

During 2007, under the MIP and MTIP, each executive officer earned an annual incentive below the targeted level, based primarily on BancGroup’s financial performance. Each annual incentive payout shown previously in Column (g) represents the outcome of a predetermined formula based on several different performance measures approved in advance by the Committee and discussed more fully in Annual Incentives. The performance measures include EPS, Stock Price, Net Charge-Offs, Nonperforming Assets, expense control and revenue growth.

During 2006, each executive officer earned at or above the target, but less than the maximum annual incentive, based primarily on BancGroup’s financial performance. Consistent with 2007, each annual incentive payout shown previously in Column (g) represents the outcome of a predetermined formula based on several different performance measures approved in advance by the Committee and discussed more fully in Annual Incentives.

For both 2007 and 2006, the amounts included in Column (d) for Ms. Moore and Ms. Hill represent subjective bonuses granted by the Committee for superior individual performance and the resulting financial results. For 2007, the Committee determined that the result of the mathematical calculations within MTIP did not appropriately or adequately reflect the overall contribution of Ms. Moore and Ms. Hill to the success of the Company during 2007, and therefore granted discretionary payments of $150,000 to each executive. Given the significant change in the overall banking environment during 2007 compared to when the MTIP goals were set at the beginning of the year, the Committee determined that certain of the activities of Ms. Moore and Ms. Hill should be evaluated differently than was originally included in the MTIP. After completing an extensive review of the performance of each Ms. Moore and Ms. Hill, it was determined that the overall performance of Ms. Moore and Ms. Hill was significantly above a “median” performance and as a result the Committee determined that the adjusted payout percentage for each of these executive officers should be approximately 70% of the maximum potential payout. The resulting total cash compensation for 2007 for each of Ms. Moore and Ms. Hill of $726,263 (comprised of base salary, MTIP payment and discretionary payment) was determined to be appropriate for their personal performance and the performance of the departments of the Company that are within their control. Specifically, the Committee considered that the Company was negatively impacted primarily as a result of deteriorating credit quality within the banking industry and that the deteriorating credit quality should not fully impact Ms. Moore and Ms. Hill. For 2006, a similar analysis was completed and discretionary amounts of $68,000 were deemed appropriate.

Columns (e) and (f) represent amounts recognized as expense by BancGroup during 2006 and 2007 without considering estimated forfeitures. Expense is recognized in years during which service or performance is required for the employee to vest in the award or option. Because of the vesting features of the awards and options, the 2007 expense includes grants from 2002 through 2007 and the 2006 expense includes grants from 2001 through 2006. Valuation assumptions for the purposes of calculating the expense are included in BancGroup’s Annual Report on Form 10-K for 2007. Expense is calculated in accordance with GAAP and does not reflect the actual value received by the executive, which may be more or less than the amount shown or zero. See Options Exercised and Stock Vested on pages 30 and 31 for amounts actually realized by the executive officers from stock options and restricted stock during 2007.

For 2007, the only amounts presented in Column (h) represent the net increase in value arising from the change in net present value of the expected benefit payments under the Colonial Retirement Plan resulting from the passage of time and the change in the applicable discount rate. For Ms. Hill and Ms. Moore, the net loss from the funds included in the Deferred Compensation Plan more than offset the change in net present value of their pension benefits. For 2006, no amounts are included in Column (h) as the annual change in the present value of accumulated pension benefit for each executive officer was a decrease in value. This Plan was closed to new employees on December 31, 2005. Relevant compensation amounts and years of service for future benefit calculations were also frozen at that time. The change in present value, which represents the present time value of

COMPENSATION DISCUSSION & ANALYSIS

money for one year (i.e., the executives are one year closer to retirement and the amounts are one year closer to probable payout) was more than offset by an increase in the discount rate used to calculate the present value amounts (as determined by increased market rates). BancGroup does not maintain any supplemental retirement plans for the executive officers. The Deferred Compensation Plan does not provide for any match from BancGroup or for above market returns on the deferred balances.

The amounts in Column (i) are detailed in the chart included below the Table. BancGroup maintains a 401(k)/Profit Sharing Plan whereby BancGroup matched 401(k) deferrals for all employees (up to a total of 6% of pay for 2007 and 3% of pay for 2006). During 2006, BancGroup also contributed 2.5% as profit sharing. Both components were available to substantially all employees and are subject to IRS limits. Other compensation for Mr. Lowder also includes $251,731 and $508,431, respectively, for 2007, and 2006, for the personal use of the company’s aircraft. Such amounts were determined based upon actual incremental operating costs incurred for personal travel. Mr. Lowder’s Other Compensation also includes $47,688 and $73,839 for executive security and other services rendered during 2007 and 2006 as well as $41,250 and $31,500 in stock which represents payment for his service as a BancGroup Director during 2007 and 2006.

Because of Ms. Hill’s frequent travel to Montgomery for BancGroup business, during 2006, the Company provided Ms. Hill with access to a temporary housing facility in Montgomery. This facility is not Ms. Hill’s primary residence. Ms. Hill’s Other Compensation includes $17,400 as the amount paid by BancGroup for the house. Ms. Hill personally paid all other expenses relative to the maintenance of the rental house. For 2007, the Company did not reimburse any of Ms. Hill’s expenses for this or any other housing facility.

COMPENSATION DISCUSSION & ANALYSIS

Grants of Plan-based Awards

The following table details the plan-based incentive grants made to the executive officers during fiscal 2007.

		Possible future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)(3)(4)			All other stock awards: number of shares of stock (#) (3)(5)	All other option awards: number of securities under- lying options (#)(6)(7)	Exercise or base price of option awards ($/ Sh)(8)	Total fair market value on grant date ($)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert E. Lowder	na	$579,021	$1,158,041	$2,316,082
Robert E. Lowder	1/16/2007				10,857	21,715	32,572				$560,464
Robert E. Lowder	1/16/2007							21,715			$560,464
Robert E. Lowder	1/16/2007								101,620	$25.81	$540,618
Sarah H. Moore	na	—	—	—
Sarah H. Moore	1/16/2007				2,680	5,360	8,040				$138,342
Sarah H. Moore	1/16/2007							5,360			$138,342
Sarah H. Moore	1/16/2007								25,090	$25.81	$133,479
Caryn Cope Hughes	na	—	—	—
Caryn Cope Hughes	1/16/2007				2,680	5,360	8,040				$138,342
Caryn Cope Hughes	1/16/2007							5,360			$138,342
Caryn Cope Hughes	1/16/2007								25,090	$25.81	$133,479
Patti G. Hill	na	—	—	—
Patti G. Hill	1/16/2007				2,680	5,360	8,040				$138,342
Patti G. Hill	1/16/2007							5,360			$138,342
Patti G. Hill	1/16/2007								25,090	$25.81	$133,479
David B. Byrne, Jr.	na	—	—	—
David B. Byrne, Jr.	1/16/2007				1,295	2,590	3,885				$66,848
David B. Byrne, Jr.	1/16/2007							2,590			$66,848
David B. Byrne, Jr.	1/16/2007								12,120	$25.81	$64,478

(1)	Amounts represent MIP definitions for 2007 and are based upon the salary of the Chief Executive Officer as of December 31, 2007. The actual amounts paid under this plan are included in the Summary Compensation Table columns (d) and (g). The matrices for Ms. Moore, Ms. Hughes, Ms. Hill and Mr. Byrne are still under review and therefore no amounts are included herein.
(2)	Performance Based Restricted Stock vests based upon BancGroup’s earnings per share growth compared to the 2007 Peer Group over the years 2007 through 2009 and can result in a range of possible vesting alternatives including : none, Threshold, Target and Superior which are 0%, 50%, 100% and 150%, respectively, of the shares granted. Results between Threshold, Target and Superior will be pro-rated between those vesting levels.
(3)	These awards are also included in the amounts in the Summary Compensation Table (column e) and The Outstanding Equity Awards at Year End Table (column g and h).
(4)	These awards will vest only upon the attainment of earnings per share targets described in footnote (2) above.
(5)	The 2007 Time Based Restricted Stock grants will vest on January 16, 2012 provided the executive remains employed by BancGroup until that date.
(6)	These options vest at the rate of 20% per year beginning on the first anniversary of the date of grant.
(7)	These awards are also discussed in the Summary Compensation Table (column f) and The Outstanding Equity Awards at Year End Table (column c).
(8)	Market value as defined by BancGroup’s 2001 Long Term Incentive Plan was the closing price of BancGroup’s stock on the date of grant.

COMPENSATION DISCUSSION & ANALYSIS

Performance Based Restricted Stock with the following characteristics was granted to each executive officer:

•

Shares will vest based upon the achievement of EPS growth targets relative to the peer group over a three-year performance period covering 2007 through 2009. The Committee expects to certify the level of EPS growth performance achieved at the beginning of the 2010 fiscal year and vest the Performance Based Restricted Stock grants as appropriate.

•

Below threshold, Threshold, Target and Superior performance levels are defined and will determine if zero, 50%, 100% or 150%, respectively, of the Performance Based Restricted Stock will vest and be earned by the participants.

•	Performance levels that are more than Threshold but below Target or that are more than Target but below Superior performance levels will be pro rated based upon the actual performance achieved.

•	No shares of Performance Based Restricted Stock will vest if Threshold performance levels are not achieved.

•	The 2007 Performance Based Restricted Stock was valued at $25.81 per share.

For 2007, Time Based Restricted Stock was granted to each executive officer on January 16, 2007. The shares vest on January 16, 2012, provided the executive remains employed by BancGroup until that time.

For 2007, the annual grant of Stock Options to the executives was made on January 16, 2007 and the Stock Options have the following terms:

•	A grant price of $25.81 per share, which represents the closing price as of that date.

•	A Black-Scholes value of $5.32 per share

•	A ten year term.

•	A vesting schedule at the rate of 20% per year beginning on the first anniversary of the date of grant.

•	The grants were nonqualified stock options.

COMPENSATION DISCUSSION & ANALYSIS

Outstanding Equity Awards at Year-end

The following table details all outstanding equity grants for the executive officers as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)(1)	Market value of shares that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares that have not vested ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert E. Lowder	100,000			$11.5313	12/30/2008
Robert E. Lowder	100,000			$10.50	12/30/2009
Robert E. Lowder	200,000			$10.38	3/29/2010
Robert E. Lowder	80,000	120,000		$24.09	12/22/2015
Robert E. Lowder		101,620		$25.81	1/16/2017
Robert E. Lowder						21,715	$294,021
Robert E. Lowder								21,715	$294,021
Robert E. Lowder						604	$8,178
Sarah H. Moore	10,000			$11.5313	12/30/2008
Sarah H. Moore	10,000			$10.50	12/30/2009
Sarah H. Moore	23,800			$9.50	5/16/2010
Sarah H. Moore	10,000			$12.54	6/18/2011
Sarah H. Moore	5,000			$14.81	12/28/2011
Sarah H. Moore	5,000			$11.75	12/30/2012
Sarah H. Moore	8,000	2,000		$17.28	12/23/2013
Sarah H. Moore	6,000	4,000		$21.45	12/28/2014
Sarah H. Moore						30,000	$406,200
Sarah H. Moore	7,276	29,104		$25.40	4/18/2016
Sarah H. Moore								8,150	$110,351
Sarah H. Moore		25,090		$25.81	1/16/2017
Sarah H. Moore						5,360	$72,574
Sarah H. Moore								5,360	$72,574
Caryn Cope Hughes	6,740			$11.75	12/30/2012
Caryn Cope Hughes	8,000	2,000		$17.28	12/23/2013
Caryn Cope Hughes	6,000	4,000		$21.45	12/28/2014
Caryn Cope Hughes						30,000	$406,200
Caryn Cope Hughes	7,276	29,104		$25.40	4/18/2016
Caryn Cope Hughes								8,150	$110,351
Caryn Cope Hughes		25,090		$25.81	1/16/2017
Caryn Cope Hughes						5,360	$72,574
Caryn Cope Hughes								5,360	$72,574
Patti G. Hill	20,000			$10.50	12/30/2009
Patti G. Hill	20,000			$12.54	6/18/2011
Patti G. Hill	5,000			$14.81	12/28/2011
Patti G. Hill	3,000			$11.75	12/30/2012
Patti G. Hill	4,000	1,000		$17.28	12/23/2013
Patti G. Hill	6,000	4,000		$21.41	12/30/2014
Patti G. Hill						30,000	$406,200
Patti G. Hill	7,276	29,104		$25.40	4/18/2016
Patti G. Hill								8,150	$110,351
Patti G. Hill		25,090		$25.81	1/16/2017
Patti G. Hill						5,360	$72,574
Patti G. Hill								5,360	$72,574
David B. Byrne, Jr.	4,000	16,000		$23.89	1/18/2016
David B. Byrne, Jr.	2,344	9,372		$25.40	4/18/2016
David B. Byrne, Jr.								2,625	$35,542
David B. Byrne, Jr.						2,625	$35,542
David B. Byrne, Jr.		12,120		$25.81	1/16/2017
David B. Byrne, Jr.						2,590	$35,068
David B. Byrne, Jr.								2,590	$35,068

*	As of 12/31/2007
(1)	The restricted stock awards are also discussed in the Summary Compensation Table column (e) and the Grants of Plan Based Awards Table columns (g) and (i).
(2)	Market value as of December 31, 2007 based on BancGroup’s closing share price of $13.54.

COMPENSATION DISCUSSION & ANALYSIS

•	Stock Options are shown in Columns (b), (c) and (d), and vest at the rate of 20% per year beginning on the first anniversary of the date of grant.

•	Performance Based Restricted Stock grants are shown in Columns (i) and (j) and represent target values. These values may increase or decrease in future years based on future performance.

•	Time Based Restricted Stock, shown in Columns (g) and (h), vest based on the passage of time (generally five years after the date of grant) and continued service to BancGroup.

Beginning in 2007, BancGroup no longer intends to grant incentive stock options and therefore the Stock Options that were granted during 2007 were nonqualified stock options.

All year-end stock values are based on a closing stock price of $13.54 as of December 31, 2007.

Option Exercises and Stock Vested

The following table provides information with respect to option exercises and restricted stock vesting during 2007 by each of the named executive officers.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized upon exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Robert E. Lowder	—	—	—	—
Sarah H. Moore	26,200	$247,545	400	$10,296
Caryn Cope Hughes	53,260	$781,558	400	$10,296
Patti G. Hill	2,000	$10,180	200	$5,148
David B. Byrne, Jr.	—	—	—	—

(1)	Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise. Although Column (c) reflects “value realized” upon the option exercises, the executive officers continue to own these shares.
(2)	Value realized is the closing price of the stock on the day prior to the vesting date multiplied by the number of shares that vested.

COMPENSATION DISCUSSION & ANALYSIS

The previous table reflects options that were exercised (Columns (b) and (c)) and restricted stock that vested (Columns (d) and (e)) during 2007. In each case, the executive officers have retained the shares obtained through option exercises or through the vesting of restricted stock. The amounts shown above represent the “intrinsic” value of the instruments on the date of exercise or vesting. Each executive would generally be required to personally pay income taxes on the amounts shown above, even though each executive officer continued to own these shares and did not receive the “value” in cash. Further, these shares are subject to the same market changes as other common shares and therefore, the interests of these executive officers continue to be aligned with BancGroup shareholders. As of December 31, 2007, the following represents the adjusted value realized upon either exercise or vesting, as appropriate:

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Realized Value as of December 31, 2007 ($)(1)	Number of shares acquired on vesting (#)	Realized Value as of December 31, 2007 ($)(2)
(a)	(b)	(c)	(d)	(e)
Robert E. Lowder	—	—	—	—
Sarah H. Moore	26,200	$105,848	400	$5,416
Caryn Cope Hughes	53,260	$105,156	400	$5,416
Patti G. Hill	2,000	$3,580	200	$2,708
David B. Byrne, Jr.	—	—	—	—

(1)	Value realized is the difference between the fair market value of the securities underlying the options and the exercise price as of December 31, 2007.
(2)	Value realized is the closing price of the stock on December 31, 2007 multiplied by the number of shares that vested.

Pension Benefits

BancGroup and subsidiaries maintain the Colonial Retirement Plan (“Retirement Plan”), a defined benefit pension plan that covers employees who have met certain age and length of service requirements. The Retirement Plan uses the projected unit credit method for benefit calculations. Participants must have five years of employment to be eligible for benefits. The amounts reflected below represent the calculated present value of each executive officer’s benefits under the plan as of December 31, 2007.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)(1)
(a)	(b)	(c)	(d)	(e)
Robert E. Lowder	The Colonial Retirement Plan	34	$774,002	$0
Sarah H. Moore	The Colonial Retirement Plan	8	$71,976	$0
Caryn Cope Hughes	The Colonial Retirement Plan	20	$204,841	$0
Patti G. Hill	The Colonial Retirement Plan	11	$139,794	$0
David B. Byrne, Jr.	The Colonial Retirement Plan	0	$0	$0

(1)	BancGroup contributed $5 million to the plan during the 3rd quarter of 2007. No payments were made from the Retirement Plan to any of the executive officers during 2007.

COMPENSATION DISCUSSION & ANALYSIS

The Retirement Plan provides benefits based on:

•

The number of years of service, up to a maximum of 25 years. A participant receives credit for a year of service for every year in which 1,000 hours are completed in the employment of BancGroup. No credit will be granted for years of service after December 31, 2005.

•	The participant’s final average earnings (through December 31, 2005), defined as all compensation except compensation which relates to director fees.

•	The amount of Social Security Covered Compensation, subject to statutory limitations.

Benefits under the Retirement Plan are also limited by current statutory regulations, which restrict the amount of benefits that can be paid from a qualified retirement plan. The statutory limit on compensation that may be recognized in calculating benefits is $225,000. This limitation is scheduled to increase periodically based on cost of living increases. Benefit payouts prior to age 65 result in an actuarial reduction of benefits.

On December 31, 2005, BancGroup closed the Retirement Plan to new employees and froze the compensation amounts and years of service for the benefit calculation for participants. As a result of this action, any future annual changes in the present value of accumulated benefit will be a function of (1) the time value of money, as each participant will be a year closer to the assumed payment point, age 65 and (2) changes to the interest rate used to discount those future payouts to the current rate. As noted previously, for 2007, the amounts included in the Summary Compensation Table are reflective of these two factors.

BancGroup does not maintain any supplemental executive retirement plans for its executive officers. Such officers are participants in the 401(k) Plan, a defined contribution plan which is a deferred arrangement under Section 401(k) of the Internal Revenue Code and which covers all employees. BancGroup provided a 100% match to any contributions made by participants in 2007, subject to a maximum of 6% of cash compensation and certain IRS limits. During 2006, BancGroup provided a 50% match to any contributions made by participants, subject to a maximum of 3% of cash compensation and certain IRS limits. BancGroup also provided a profit sharing component in 2006 equal to 2.5% of cash compensation subject to certain IRS limits. Profit sharing was discontinued for all employees at the end of 2006, and the 401(k) match was increased at that time. The match and profit sharing amounts contributed by BancGroup to each named executive officer’s account for 2007, and 2006, are shown in the Summary Compensation Table.

Nonqualified Deferred Compensation Plans

Name	Executive contributions during 2007 ($)	BancGroup contributions during 2007 ($)	Aggregate earnings during 2007 ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at December 31, 2007 ($)
(a)	(b)	(c)	(d)	(e)	(f)
Robert E. Lowder	—	—	—	—	—
Sarah H. Moore	$27,500	—	$(32,750)	—	$37,830
Caryn Cope Hughes	—	—	—	—	—
Patti G. Hill	222,707	—	(114,993)	—	193,455
David B. Byrne, Jr.	—	—	—	—	—

BancGroup implemented the 2006 Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) at the beginning of 2006. The Deferred Compensation Plan allows for the elective deferral of up to 100% of salary and 100% of annual incentives by executive officers and other highly compensated employees (as defined by the IRS) into a nonqualified arrangement in which the participant can designate investments in certain funds consistent with the 401(k) Plan. BancGroup does not provide a match on deferrals. Withdrawals are only allowed based on elections made prior to deferral by each executive officer, with a minimum deferral period of

COMPENSATION DISCUSSION & ANALYSIS

five years. The earnings on the deferred balances are actual market returns from the investment option(s) chosen by the executive officer and are not supplemented or guaranteed in any way by BancGroup. The Deferred Compensation Plan balances are subject to the claims of the general creditors of BancGroup.

Two executive officers elected to defer portions of their salary into the Deferred Compensation Plan. Ms. Moore and Ms. Hill deferred $27,500 and $222,707, respectively. These amounts were not deducted from the compensation shown in the Summary Compensation Table. The balances for Ms. Moore and Ms. Hill incurred losses of $32,750 and $114,993, respectively, during 2007 arising from the market results on their investment elections.

Change in Control Agreements

During 2007, BancGroup, with Board approval, entered into Change in Control Agreements (“CIC Agreements”) with four of the named executive officers and certain other officers. Except for these CIC Agreements and BancGroup’s broad-based severance policy, none of the named executive officers has an employment agreement which requires BancGroup to pay their salary for any period of time.

The Committee adopted the CIC Agreements as part of its ongoing, periodic review of the Company’s compensation and benefits program, and in recognition of the importance to BancGroup and its shareholders of avoiding the distraction and loss of key senior management personnel that may occur in connection with a rumored or actual change in control. The Committee believes a properly designed Change in Control Program protects shareholder interests by enhancing senior management focus during rumored or actual change in control activity through:

•	Incentives to remain with BancGroup despite uncertainties while a transaction is under consideration;

•	Assurance of severance and benefits for the terminated executive officer; and

•	Ensuring that executive officers remain focused on BancGroup’s business.

The CIC Agreements set the level of benefits at either two-times or three-times base salary and annual incentives to remain competitive with the banking industry as a whole, and specifically with BancGroup’s peer group financial institutions. All payments to an executive officer under the CIC Agreements are conditioned on the executive agreeing to the inclusion of non-compete, non-solicitation and non-disparagement provisions.

BancGroup’s CIC Agreements with each of the named executive officers has been the subject of an 8-K filing with the SEC.

Upon a change in control followed by a termination of the executive’s employment by the Company (or its successor) without “cause” or by the executive for “good reason,” the CIC Agreements require BancGroup to pay or provide the following to the executive:

•

A lump sum payment equal to two or three times the sum of the executive’s annual base salary (the annual amount in effect as of the date of the agreement or, if greater, at any time thereafter, determined without regard to any salary reduction or deferred compensation elections made by the executive) and the executive’s cash incentive compensation calculated as the highest cash incentive (including discretionary bonus) paid or payable to the executive in respect of any of the three full fiscal years ended prior to the termination date or, if greater, the three full fiscal years ended prior to the Change in Control.

•

Tier I CIC Agreements, which provide for a payout of three times the sum of the executive’s annual base salary and cash incentive compensation, have been executed with Robert E. Lowder, Sarah H. Moore, and Patti G. Hill.

COMPENSATION DISCUSSION & ANALYSIS

•	A Tier II CIC Agreement equal to two times the sum of the executive’s annual base salary and cash incentive compensation, has been executed with Caryn Cope Hughes.

•	Mr. Byrne does not have a CIC Agreement.

•

The severance pay and benefits provided for in the CIC Agreements are in lieu of any other severance pay to which the executive would be entitled under the Company’s severance plan, or any other plan, agreement or arrangement of the Company or any of its affiliates.

The CIC Agreements provide the same protections to the executives in Tier I and Tier II who are terminated without “cause” or who terminate for “good reason” within 24 months following a change in control, or within six months prior to a change in control if such termination was at the request of a third party who has taken steps reasonably calculated to effect a change in control or otherwise arose in connection with or anticipation of a change in control.

The Tier I CIC Agreements also require BancGroup (or its successor) to make a tax “gross-up” payment in the event any of the foregoing benefits subject the executive to the excise tax on excess parachute payments as determined under Sections 280(g) and 4999 of the Internal Revenue Code. The excise tax payment on Tier I executives is further limited by a provision reducing the tax payment if the aggregate value of all covered payments exceed the maximum amount which can be paid to the executive without the employee incurring an excise tax (the “Cap Amount”) by less than 10% of the Cap Amount. In that event, the employee would have the right to designate which of the payments and benefits otherwise provided for in the agreement that he or she would receive in connection with the application of the payment cap.

BancGroup believes that the CIC Agreements should compensate the executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, BancGroup’s CIC Agreements require that there be both a change in control and an involuntary termination without “cause”, or a voluntary termination for “good reason”, which is often referred to as a “double-trigger.” The double-trigger ensures that BancGroup, or its subsidiaries, will become obligated to make payments under the CIC Agreements only if the executive’s employment actually terminates as a result of the change in control.

Stock Options and Time Based Restricted Stock grants also require the double-trigger in order for accelerated vesting to occur in connection with a change in control. Conversely, the Performance Based Restricted Stock grants include a pro rata performance vesting feature in the event of a change in control. The number of shares which would vest upon a change in control will be based upon a daily pro ration from the date of grant through the date of the change in control multiplied by the number of shares that would have vested if the immediately preceding year end had been the end of the performance period.

COMPENSATION DISCUSSION & ANALYSIS

The following table shows potential payments to the named executive officers upon voluntary termination, involuntary not for cause termination, for cause termination, involuntary or for good cause termination after a change in control, death or disability. The CIC Agreements do not impact any payments other than involuntary or for good cause termination after a change in control. All other payments are pursuant to a broad based severance plan.

ESTIMATED EMPLOYEE BENEFITS AND PAYMENTS UPON TERMINATION

Named Executive Officer	Voluntary Termination		Involuntary Not For Cause Termination		For Cause Termination		Involuntary or For Good Cause Termination After a Change in Control		Death		Disability
Robert E. Lowder
Incremental Benefits Severance Accelerated Vesting of Long-Term Incentives Retirement Plans Other Benefits and Tax Gross-Up Total Value of Incremental Benefits	$ $	— — — — —	$ $	1,336,201 — — — 1,336,201	$ $	— — — — —	$ $	6,473,229 302,199 — — 6,775,428	$ $	— 57,378 — — 57,378	$ $	— 57,378 — — 57,378
Sarah H. Moore
Incremental Benefits Severance Accelerated Vesting of Long-Term Incentives Retirement Plans Other Benefits and Tax Gross-Up Total Value of Incremental Benefits	$ $	— — — — —	$ $	428,904 — — — 428,904	$ $	— — — — —	$ $	2,786,712 478,774 — 546,072 3,811,558	$ $	— 253,147 — — 253,147	$ $	— 253,147 — — 253,147
Caryn Cope Hughes
Incremental Benefits Severance Accelerated Vesting of Long-Term Incentives Retirement Plans Other Benefits and Tax Gross-Up Total Value of Incremental Benefits	$ $	— — — — —	$ $	494,899 — — — 494,899	$ $	— — — — —	$ $	1,679,986 478,774 — — 2,158,760	$ $	— 253,147 — — 253,147	$ $	— 253,147 — — 253,147
Patti G. Hill
Incremental Benefits Severance Accelerated Vesting of Long-Term Incentives Retirement Plans Other Benefits and Tax Gross-Up Total Value of Incremental Benefits	$ $	— — — — —	$ $	428,904 — — — 428,904	$ $	— — — — —	$ $	2,786,712 478,774 — 583,055 3,848,541	$ $	— 253,147 — — 253,147	$ $	— 253,147 — — 253,147
David B. Byrne, Jr. (1)
Incremental Benefits Severance Accelerated Vesting of Long-Term Incentives Retirement Plans Other Benefits and Tax Gross-Up Total Value of Incremental Benefits	$ $	— — N/A — —	$ $	300,000 — N/A — 300,000	$ $	— — N/A — —	$ $	— — N/A — —	$ $	— 18,769 N/A — 18,769	$ $	— 18,769 N/A — 18,769
(1)	Mr. Byrne does not have a CIC Agreement with BancGroup.

COMPENSATION DISCUSSION & ANALYSIS

Director Compensation(1)

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. It is the Company’s policy that Directors should also be shareholders, so as to appropriately align the interests of the directors with those of the shareholders. In 2007, pursuant to the 2007 Stock Plan for Directors, each Director must receive a minimum of 25% of their fees earned in the form of stock. The following table provides information concerning compensation earned by the Board of Directors during 2007.

	BancGroup Fees earned					Cumulative Fees Paid ($)	All other compensa- tion ($)(4)	Grand Total ($)
	Total Fees Earned During 2007	Breakdown of Fees(2)		Colonial Bank, N.A. Fees earned(3)
Name		Cash	Stock	Cash	Stock
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Lewis E. Beville	$62,250	$45,030	$17,220		$5,000	$67,250	—	$67,250
Augustus K. Clements, III	$38,250	$18,022	$20,228	$10,210	$14,290	$62,750	—	$62,750
Robert S. Craft	$49,750	$23,769	$25,981	$1,000		$50,750	—	$50,750
Patrick F. Dye	$40,250	$28,545	$11,705			$40,250	$36,000	$76,250
Hubert L. Harris Jr.	$52,250	$37,529	$14,721		$2,000	$54,250	—	$54,250
Clinton O. Holdbrooks	$45,250	$32,277	$12,973	$2,800		$48,050	—	$48,050
Deborah L. Linden	$39,500	$45	$39,455		$7,300	$46,800	—	$46,800
Robert E. Lowder	$41,250	$13	$41,237			$41,250	—	$41,250
Milton E. McGregor	$37,500	$17,660	$19,840			$37,500	—	$37,500
John Ed Mathison	$35,250	$24,789	$10,461	$1,500		$36,750	$18,000	$54,750
John C. H. Miller Jr.	$38,250	$27,043	$11,207	$1,000		$39,250	$75,782	$115,032
Joseph D. Mussafer	$46,500	$33,214	$13,286			$46,500	—	$46,500
William E. Powell, III	$52,250	$37,540	$14,710	$17,958	$5,442	$75,650	—	$75,650
James W. Rane	$40,250	$41	$40,209			$40,250	—	$40,250
Simuel Sippial, Jr.	$74,250	$10,838	$63,412	$8,754	$18,996	$102,000	—	$102,000
Edward V. Welch	$35,750	$28	$35,722			$35,750	—	$35,750

Totals:	$728,750	$336,383	$392,367	$43,222	$53,028	$825,000	$129,782	$954,782

(1)	Fees paid to BancGroup directors under the Directors’ Plan for service as directors of BancGroup and its subsidiaries in cash and stock in 2007 totaled $954,782.
(2)	Grants of $15,000 of restricted stock were made to each director in April 2007. The restricted stock vests at the fifth anniversary of the grant (April 2012). This column reflects $2,250 for each director which is the financial statement expense amount that has been recognized during 2007 in accordance with FAS 123(R), without consideration of potential forfeitures.
(3)	Includes regional and local advisory board fees.
(4)	Three directors received other compensation from BancGroup during 2007, as follows:
•

John C. H. Miller, Jr.—$41,000 for advice provided to BancGroup management and Colonial Bank’s Gulf Coast Area of the Alabama Region and South Florida Region that extends beyond the legal work for which Mr. Miller’s law firm receives legal fees. BancGroup also provided an automobile for Mr. Miller’s use. The Company’s expense relating to this automobile was comprised of lease payments totaling $16,056 and insurance cost of $1,394. Mr. Miller also received personal use of the company aircraft valued at $17,332 (using the incremental cost methodology).

•	Patrick F. Dye—$36,000 for consulting, public relations and services provided to Colonial Bank.
•	John Ed Mathison—$18,000 for consulting, public relations, speaking engagements, and/or customer development services for both BancGroup and Colonial Bank.

COMPENSATION DISCUSSION & ANALYSIS

During 2007, Directors of BancGroup received fees as follows:

•	Annual retainer paid as $6,250 per quarter.

•	$2,000 for each Board meeting attended.

•	Annual stock grant of shares worth $15,000

•	Members of the Audit Committee received fees of $1,500 for each Audit Committee meeting attended.

•	Members of any committee other than the Audit Committee, received fees of $1,250 for each committee meeting attended.

•	The Chairman of the Audit Committee received $2,500 per quarter for serving as chair

•	The Chairman of the Compensation Committee received $2,000 per quarter for serving as chair.

•	The Chairman of the Nominating and Corporate Governance Committee received $1,500 per quarter for serving as chair.

•	The Chairman of the Asset Liability Committee received $1,000 per quarter for serving as chair.

From time to time, BancGroup may form one or more special litigation committees. Fees paid to such special litigation committee members are $1,000 per meeting attended, provided, however, that in the event a meeting extends beyond four hours in length, then each member shall receive an additional $500 fee for any additional four hour period or portion thereof. There were no such special litigation committees during 2007.

Certain directors of BancGroup also serve as directors of Colonial Bank, and/or its regional and local advisory boards, and receive fees for services on those boards. Fees paid to BancGroup directors under the Directors’ Plan for service as directors of BancGroup and its subsidiaries in cash and stock in 2007 totaled $954,782. Each director has the opportunity to make an annual election to receive the cash fees outlined above in the form of stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis and related Tables with management. Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Simuel Sippial, Jr., Chairman

Milton E. McGregor

Joseph D. Mussafer

Deborah L. Linden

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Compensation Committee of BancGroup consists of Simuel Sippial, Jr., Chairman, Milton E. McGregor, Joe D. Mussafer and Deborah L. Linden. Each of the Compensation Committee Members is an independent, outside director. None of the committee members is a current or former officer or employee of BancGroup. During 2006 and 2007, no named executive officer of the Company served on the Compensation Committee (or equivalent), or the board of directors of another entity whose executive officer served on BancGroup’s Compensation Committee.

Related Party Transactions

Management recognizes that related party transactions can present unique risks and potential conflicts of interest (in appearance and in fact) while creating the appearance that BancGroup decisions are based upon factors other than the best interests of the Company and shareholders. Therefore, BancGroup maintains stringent written policies around interactions with related parties.

Directors, officers and other related parties are customers of and transact business with BancGroup (more specifically Colonial Bank and Colonial Brokerage, Inc.). All BancGroup transactions with related parties are to be on terms that are no less favorable to BancGroup, including interest rates, collateral and fees, than those of similar transactions with third parties. These transactions also do not involve more than the normal risk of collectability or present any other unfavorable terms.

Any loan that is to be made or renewed by Colonial Bank to a related party, as specified by the banking regulators (i.e. an individual or an entity that is related to or at least partly owned by that individual), must be approved in advance by the board of Colonial Bank. Additionally, as a result of the magnitude of the fees being paid, the BancGroup Board of Directors has approved the terms of the service contract with Miller, Hamilton, Snider & Odom, L.L.C.

BancGroup has retained in the past and proposes to retain in the future on behalf of BancGroup and its subsidiaries the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, of which a director of BancGroup, John C. H. Miller, Jr., is a member. Legal fees paid to this firm by BancGroup and its subsidiaries were approximately $3,938,000 in 2007. Management of BancGroup believes that this arrangement is at least as favorable to BancGroup as that which might be negotiated with unaffiliated parties for similar arrangements and services.

Loans

Certain directors and officers of BancGroup and their affiliated interests were customers of and had transactions with Colonial Bank and Colonial Brokerage, Inc. in the ordinary course of their business during the past year. Additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments from Colonial Bank and Colonial Brokerage, Inc., all of which were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

AUDIT COMMITTEE REPORT

In 2007, the Audit Committee of the Board consisted of Lewis E. Beville, Chairman, Hubert L. Harris, Jr., William E. Powell III, and Simuel Sippial. The Board has determined that the members of the Audit Committee satisfy the independence (as defined by Section 303A.02 of the NYSE’s listing standards) and experience requirements of the NYSE and the applicable rules and regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Beville and Mr. Harris have been determined to qualify as “audit committee financial experts” as that term has been defined by SEC rules and regulations.

The Audit Committee has adopted a charter. The Audit Committee reviews its charter for adequacy on an annual basis. The charter is available on BancGroup’s website at www.colonialbank.com. In accordance with its charter, the Audit Committee met eight times in 2007. The Audit Committee has reviewed BancGroup’s audited financial statements with management and its independent auditor to determine whether such statements were consistent with BancGroup’s audit policy and whether BancGroup’s internal controls were adequate for the preparation of the financial statements. The Audit Committee also reviewed with management and BancGroup’s independent auditor the quarterly financial statements of BancGroup prior to the filing of BancGroup’s Quarterly Reports on Form 10-Q in 2007. The Audit Committee held discussions and received communications from PricewaterhouseCoopers LLP (“PwC”) required by Independence Standards Board Standard No. 1 (as adopted by the Public Company Accounting Oversight Board) and the matters required by Statement on Auditing Standards No. 61, as amended. Based upon the reviews and discussion noted above, the Audit Committee recommended to the Board that BancGroup’s audited Financial Statements be included in the Annual Report on Form 10-K.

One of the Audit Committee’s responsibilities is to recommend to BancGroup’s Board of Directors an independent auditor. In making its recommendation for 2008, the Audit Committee considered the fees paid during 2007 to PwC in relation to the services PwC provided and the compatibility of any non-audit services provided by PwC with their status as BancGroup’s independent auditor. The Audit Committee pre-approves all audit and non-audit services to be provided by PwC. The Audit Committee reviews allowable non-audit services that are proposed to be provided by PwC and approves such if it determines that these services are not incompatible with maintaining PwC’s independence.

Taking all of these reviews into account, the Audit Committee appointed PricewaterhouseCoopers LLP as BancGroup’s independent auditor for 2008.

THE AUDIT COMMITTEE

Lewis E. Beville, Chairman

Hubert L. Harris, Jr.

William E. Powell, III

Simuel Sippial, Jr.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auditor Fees and Services

Aggregate fees for professional services rendered to BancGroup by PwC for the years ended December 31, 2007 and 2006, were:

	2007	Percentage	2006	Percentage
Audit	$1,060,000	57%	$960,000	64%
Audit Related	184,000	10%	52,000	3%
Tax	619,000	33%	495,000	33%
All Other	1,500	—%	1,400	—%

Total	$1,864,500	100%	$1,508,400	100%

Audit fees were for professional services rendered for the audits of the consolidated financial statements and internal controls of BancGroup, statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit Related fees were for assurance and related services related to business acquisitions, the REIT Preferred Shares offering, employee benefit plan audits, and consultations concerning financial accounting and reporting standards. Audit Related Fees increased during 2007 as a result of fees related to the issuance of the REIT Preferred Shares services provided in relation to BancGroup’s two acquisitions, as well as two sale-leaseback transactions.

Tax fees were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities. The aggregate fees for tax compliance were $102,000 for 2007 and $90,000 for 2006.

All Other fees relate to BancGroup’s subscription to an online accounting information service provided by PwC.

The Audit Committee pre-approved 100% of the fees paid to PwC for 2007 and 2006.

Compatibility of Fees

BancGroup’s Audit Committee has considered the provision of non-audit services by PwC and the fees paid to PwC for such services and believes that the provision of such services and their fees are compatible with maintaining PwC’s independence.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent auditor to audit the consolidated financial statements of BancGroup and its subsidiaries for the fiscal year ending December 31, 2008 and BancGroup’s internal control over financial reporting as of December 31, 2008. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders present at the meeting. Although shareholder ratification of the appointment of PwC as independent auditor is not required by our bylaws or otherwise, we are submitting the selection of PwC to our shareholders for ratification so that shareholders can participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for BancGroup.

Vote Required

The ratification of PwC as independent auditor of BancGroup is Proposal 4 on the proxy card. To ratify the appointment of PwC as independent auditor for BancGroup, a majority of shares represented at the Annual Meeting must be voted in favor of Proposal 4. Abstentions and broker non-votes will not be counted as votes “FOR” the Proposal, but will be counted as being present at the Annual Meeting. The Board recommends that shareholders vote FOR the ratification of PwC as BancGroup’s independent auditors for 2008.

PROPOSAL 3

APPROVAL OF THE AMENDED STOCK PLAN FOR DIRECTORS

Introduction

On March 12, 2008, the Compensation Committee of the Board approved adopting an amended Stock Plan for Directors (“Stock Plan”). The only change that will result from this amendment is that the valuation of the stock to be issued to Bank Directors and Regional Directors will be calculated consistently with the valuation of stock issued to BancGroup Directors (See page A-3). The Board recommends that the shareholders approve this amended Stock Plan, attached herein as Appendix A.

Plan Summary

The Stock Plan provides a means whereby directors of BancGroup, Colonial Bank, as well as Colonial Bank’s regional and local advisory boards, may receive shares of BancGroup common stock in lieu of cash fees for service as directors. Directors of Colonial Bank and its regional and local advisory boards who are also employees are not eligible to participate in the Stock Plan. Up to 500,000 shares of BancGroup common stock may be issued under the Stock Plan.

Upon election as a BancGroup or Colonial Bank director, each director may receive, at the option of the director, in lieu of cash fees, that number of whole shares of common stock of BancGroup, rounded to the nearest whole number, determined by dividing the fees the director would have received during the director’s current term of office by the average of the closing prices of the common stock as reported by the NYSE for the period of 5 trading days prior to the end of the quarter in which services were rendered. Shares issued in lieu of fees will be issued in restricted form until the end of the plan year. Under the terms of the 2007 Plan, the BancGroup directors plan year begins on the day of BancGroup’s annual meeting of shareholders and ends the day before the following year’s annual meeting. The plan year for Colonial Bank and its regional and local advisory boards begins on the first day of the calendar year and ends on the last day of the same calendar year.

In the case of BancGroup directors as well as Colonial Bank directors, they will be required to be paid in company stock for a minimum of 25% of their total fees earned during a year. There is no such requirement for the regional and local advisory board directors.

No director may receive more than 5,000 shares of Common Stock during any one year, except for shares which may be received through stock splits, stock dividends, or certain other events specified in the Stock Plan.

Directors to whom shares of Common Stock have been issued under the Stock Plan have all rights of shareholders with respect to shares of Common Stock so awarded, subject to certain provisions regarding forfeiture, which means, among other things, that directors may receive dividends upon and vote the shares of Common Stock received.

The Stock Plan does not directly impact the level of payments to be made to directors for their service to BancGroup. It does, however, require that at least 25% of total director fees (for BancGroup and Colonial Bank Directors) be received in BancGroup stock. It is not possible to determine the actual amount of cash or stock compensation that will be earned under the Stock Plan for 2008 or in future years since actual amounts will depend on the frequency of future meetings as well as the per annum and per meeting amounts established by the Compensation Committee under the Stock Plan. However, amounts earned for 2007 are included in the following Director Compensation Table (see page 38).

Vote Required

Voting to approve the amended Stock Plan for Directors is Proposal 2 on the proxy card. To approve the amended Stock Plan for Directors, a majority of the shares represented at the Annual Meeting must be voted in favor of Proposal 2. Abstentions and broker non-votes will not be counted as votes “FOR” the Proposal, but will be counted as being present at the Annual Meeting. The Board recommends that shareholders vote FOR the approval of the amended Stock Plan for Directors.

PROPOSAL 4

APPROVAL OF THE AMENDED MANAGEMENT INCENTIVE PLAN

Introduction

On March 12, 2008, the Compensation Committee of the Board approved adopting an amended Management Incentive Plan (the “MIP”), which contains amended sections 3.2.1 and 3.2.2. The new section 3.2.1 is designed to comply with a 2008 IRS Revenue Ruling which addresses Section 162(m) of the Internal Revenue Code dealing with Executive Compensation. As a result, the maximum payout under the MIP was changed from a fixed amount of $3 million to 2% of the Company’s net income. The new section 3.2.2 sets forth various corporate financial performance criteria that may be used by the Committee when establishing performance goals for executives under the MIP. The performance goals established by the Committee shall be objective performance goals within the meaning of section 162(m) of the Code and Treasury regulations promulgated thereunder.

Plan Summary

All of the officers that are included within the meaning of Rule 16a-1(f) under the Securities and Exchange Act of 1934, as amended, will be eligible to participate in the MIP if so designated by the Compensation Committee. The MIP provides a means whereby executive officers of BancGroup may receive a cash bonus if certain performance based criteria are met. The Committee, prior to the close of each Plan Year, may designate the executive officers that will participate in the MIP during the next succeeding Plan Year.

The MIP is administered by the Committee, which has full and complete authority, subject to the limitations of the MIP, to determine the terms and conditions under which a participant will receive a cash award. The terms and conditions determined by the Committee (which need not be identical among participants) include the amount of the award that each participant will be eligible to earn during the year, and the performance goals that must be achieved in order for the participants to earn the award. The possible performance goals that will be used as criteria include earnings per share, net income, asset quality, shareholder return, stock price, return on assets, return on equity and other similar measures. No participant may be granted an award that could result in the participant earning an amount under the MIP greater than 2% of the Company’s net income in any Plan Year.

After each Plan Year, the Committee will determine if the terms and conditions of each award granted were met and certify their findings to the participant and to the Board. The awards will be paid in cash as soon as administratively possible after the certification, but in no event later than 75 days following the close of the Plan Year.

If a participant terminates employment during a Plan Year for any reason other than retirement, disability or death, no award will be payable under the MIP. If the employment terminates as a result of retirement, disability or death or if the participant’s employment is terminated for any reason other than willful dishonesty or gross misconduct, the participant or the participant’s beneficiary will receive a pro-rata portion of the incentive award determined as of the end of the Plan Year.

The Committee and management believe the Target performance objectives associated with each of the performance measures represent stretch goals requiring significant performance beyond that of the prior year.

It is not possible to determine the actual amount of compensation that will be earned for 2008 or in future years under the MIP since actual awards will depend on future performance measured against performance goals and objectives established by the Committee under the Plan. However, awards payable for 2007 under the MIP to Mr. Lowder are included in the preceding Summary Compensation Table. Currently, Mr. Lowder is the sole participant in the MIP.

Vote Required

Approval of the amended MIP is Proposal 3 on the proxy card. To approve the amended MIP, a majority of shares represented at the Annual Meeting must be voted in favor of Proposal 3. Abstentions and broker non-votes will not be counted as votes “FOR” the Proposal, but will be counted as being present at the Annual Meeting. The Board recommends that the shareholders vote FOR the amended MIP, herein attached as Appendix B.

PROPOSAL 5

SHAREHOLDER PROPOSAL

The Board recommends that the shareholders vote AGAINST the shareholder proposal presented below.

Shareholder Proposed Resolution

Gerald R. Armstrong of 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, 303-355-1199 owner of approximately 406 shares of BancGroup common stock, has notified BancGroup that he intends to introduce from the floor of the annual meeting the following proposal:

Resolution

That the shareholders of The Colonial Bancgroup, Inc. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

Statement

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp, Piper-Jaffrey Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual elections of all directors, please vote “FOR” this proposal.

Board of Directors’ Recommendation

Your Board of Directors recommends that you vote “AGAINST” this proposal.

Through its Nominating and Corporate Governance Committee, BancGroup regularly examines its corporate governance policies and practices along with trends in the industry, keeping in mind that what is good for another company is not necessarily best for BancGroup. Since 1995, when BancGroup adopted its classified board, BancGroup has continued to strengthen its corporate governance policies. After BancGroup received this proposal, the Nominating and Corporate Governance Committee seriously considered whether, in light of the current trends in corporate governance, BancGroup should move away from a classified board. After careful consideration, the Nominating and Corporate Governance Committee concluded that maintaining a classified board structure continues to be in the best interest of BancGroup and its shareholders. Based on the Nominating and Corporate Governance Committee’s conclusions and recommendations, the Board of Directors has determined that a classified board remains in the best interest of BancGroup and its shareholders, and that no action should be taken at the present time.

BancGroup’s Board of Directors OPPOSES the proposal for the following reasons:

•

Long-term view. The Board believes that the shareholder proposal does not appropriately focus on the long term well being of BancGroup and its shareholders or the years of successful performance by the Company and the critical oversight by the Board and Management that have increased shareholder value. Having a three year term, helps board members take a view that is longer than the next quarterly or annual reporting period.

•

Corporate Governance. Mr. Armstrong correctly states that companies with strong corporate governance cultures tend to provide superior results over the long term. But there is no proven correlation between having unwanted corporate governance measures forced on a company, and that company achieving superior performance. Additionally, corporate governance measures are not one size fits all. For example, the typical corporate governance “expert” would probably indicate that the Board Chairman should not also be the CEO. However, without Mr. Lowder’s leadership both in management and in the boardroom, BancGroup would not be where it is today—the second largest

Alabama-headquartered financial institution and one of the 30 largest bank holding companies based in the United States. Similarly, the Board of Directors has determined that a classified board is best for BancGroup and its shareholders.

•

Proxy Research and Voting Companies. The Board recognizes that many proxy research and voting advisory companies like Institutional Shareholder Services, Inc. routinely support these types of proposals. Many institutional shareholders are short-term investors who are looking for maximum gain over a short-term period, sometimes quarters, sometimes months, sometimes even days. Some institutional shareholders and hedge funds put pressure on a company to sell itself or take other actions that will result in a quick profit for that group of shareholders, but which may be detrimental to shareholder value creation over the long term. A classified board can serve to slow or frustrate such third party efforts. As BancGroup’s Management has said many times, BancGroup views the Company’s performance over the long term. To our long-term institutional and individual shareholders, Management suggests that investors consider performance over the long-term.

•

Cost Effective Takeover Protection. The Board of Directors believes that having some protective mechanism against hostile takeover attempts is in the best interest of BancGroup’s shareholders. Some short-term shareholders, who desire that the Company be sold would probably disagree. However, Management and the Board of Directors believe that hostile takeover attempts in the banking industry are generally highly disruptive to companies, are extremely distracting to management and ultimately destroy shareholder value. BancGroup does not want to encourage such actions. In the past, the Board of Directors has considered other mechanisms, such as a “rights plan,” also known as a “poison pill.” Rights plans may be desirable for some companies, but the Board has determined that a classified board, among other things, is more effective and efficient for BancGroup’s shareholders as an anti-takeover mechanism.

•

Board Evaluation and Planning. Each year, the Nominating and Corporate Governance Committee leads the Board in its self evaluation and helps the Board continue to improve. The Nominating and Corporate Governance Committee also conducts an intensive evaluation of the members that are to be nominated for election that year. Having a classified board allows the Nominating and Corporate Governance Committee to bring more focus on the Directors up for election that year than would be feasible with a non-classified board. Additionally, under BancGroup’s Corporate Governance Guidelines, Directors can no longer stand for election if the Director is 75 or more years of age. As Directors reach retirement age, the Nominating and Corporate Governance Committee has more time to select the best replacement candidate. It is not easy to identify sophisticated candidates, with exceptional business acumen and integrity, who are willing to take on the risk and hard work that coincide with being a director of a complex public company.

•

Board Influence. Mr. Armstrong states that he believes “the election of directors is the strongest way that shareholders influence the directors of any corporation.” Perhaps that is true for some corporations, but it is not true for BancGroup. The best way for a BancGroup shareholder to influence a BancGroup Director is communication. BancGroup Directors have and will listen to BancGroup’s shareholders, large and small. The Board will not always agree with each and every shareholder, nor will it always do what a particular shareholder requests, but the Directors will listen and respond. If a shareholder finds himself or herself in disagreement with the majority of the policies of the Board, or with how BancGroup is conducting its business, then that shareholder has the option of disposing of some or all of his or her BancGroup shares. Selling stock is perhaps the most powerful way an individual can indicate displeasure with a public company, as selling drives down the share price.

•

Continuity and Accountability. BancGroup’s Board of Directors acknowledges that it is extremely unlikely that its shareholders would vote all of its Directors out of office at the same time, even with a non-classified Board. Doing so would almost certainly be catastrophic for the Company and its shareholders. Why allow for the possibility? If BancGroup has a difficult year, as all companies do from time to time, the correct course of action is for the Board to evaluate Management and determine whether Management is correctly implementing the Board’s policies, not for shareholders to blindly vote the Board out of office. If a company exhibits poor performance, or if the board shows poor judgment year after year, then its board probably should be voted out of office. But that can and should be a process lasting over a period of more than one year.

Vote Required

The shareholder proposed resolution is Proposal 5 on the proxy card. To approve this proposal a majority of the shares represented at the Annual Meeting must be voted in favor of Proposal 5. Abstentions and broker non-votes will not be counted as votes “FOR” the Proposal, but will be counted as being present at the Annual Meeting. The Board recommends that shareholders vote AGAINST the shareholder proposal.

BYLAW PROVISIONS REGARDING CONDUCT OF SHAREHOLDERS’ MEETINGS

BancGroup’s bylaws contain two provisions relating to the conduct of shareholders’ meetings. The first provision requires that certain procedures be followed by a shareholder of record who wishes to present business at the annual meeting of shareholders, including the nomination of candidates for election as directors. In order to nominate a person for election as a director or to present other business at a meeting, a shareholder must provide written notice thereof to the Secretary of BancGroup not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided that, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

As it relates to director nominations, the written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under SEC regulations, including the written consent of each such nominee. As for any other business that the shareholder proposes to bring before the meeting, the written notice must contain a brief description of the business, the reasons for conducting the business at the meeting and any material interest in the business of such shareholder. The notice must also contain the name and address of such shareholder and the class and number of shares of BancGroup owned beneficially and of record, as well as the same information for each beneficial owner who may be nominated for election as a director.

The Board is not required to nominate a person designated by a shareholder or to take up such other business as may be contained in a written notice from a shareholder; however, compliance with this procedure would permit a shareholder to nominate the individual at the shareholders’ meeting, and any shareholder may vote shares in person or by proxy for any individual such shareholder desires. The procedures relating to nominating directors and presenting other business at a shareholders’ meeting may only be used by a shareholder who is a shareholder of record at the time of the giving of the notice by the shareholder to the secretary of BancGroup. These procedures do not prohibit or apply to shareholder proposals under SEC Rule 14a-8 as described at “Proposals of Shareholders.”

The second provision of BancGroup’s bylaws relates to the conduct of the business at a shareholders’ meeting. Under that provision, the Board has the authority to adopt rules for the conduct of meetings, and, unless inconsistent with any such rules, the Chairman of the meeting may prescribe such rules, regulations and procedures as, in his judgment, are appropriate for the proper conduct of the meeting.

PROPOSALS OF SHAREHOLDERS

Subject to certain rules of the SEC, proposals by shareholders intended to be presented at BancGroup’s 2009 Annual Meeting of shareholders must be received at BancGroup’s principal executive offices not less than 120 calendar days in advance of March 18, 2009 (November 18, 2008), for inclusion in the proxy or information statement relating to the 2009 Annual Meeting.

HOUSEHOLDING

Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless BancGroup received contrary instructions from one or more of the shareholders.

If a shareholder at a shared address to which a single copy of the Annual Report and Proxy Statement was delivered wishes to receive a separate copy of the Annual Report or Proxy Statement, he or she should contact BancGroup’s Director of Investor Relations, by telephoning 888-843-0622 or by writing to Director of Investor Relations at P.O. Box 241148, Montgomery, Alabama 36124-1148. The shareholder will be delivered, without charge, a separate copy of the Annual Report and/or Proxy Statement promptly upon request.

If shareholders at a shared address currently receiving multiple copies of the Annual Report and Proxy Statement wish to receive only a single copy of these documents, they should contact BancGroup in the manner provided above.

OTHER MATTERS

BancGroup does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

BancGroup will furnish shareholders, upon written request and payment of a reasonable fee for copying charges, copies of the exhibits to its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2007. Requests should be made to:

The Colonial BancGroup, Inc.

Attn: David B. Byrne, Jr.

Post Office Box 241148

Montgomery, Alabama 36124-1148

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY VOTE YOUR PROXY VIA TELEPHONE OR THE INTERNET.

YOU MAY REVOKE YOUR PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND SUBMITTING A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE ELECTRONICALLY, THEN BEFORE 11:59 P.M. EASTERN TIME ON APRIL 15, 2008, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

Appendix A

THE COLONIAL BANCGROUP, INC.

STOCK PLAN FOR DIRECTORS

1. Purposes of Plan. The purposes of the Plan are to attract and retain well-qualified persons for service as Directors of the Company and its Subsidiaries and to provide incentives to such persons through the award of Shares of Common Stock of the Company by (i) payment of all or a portion of Directors’ fees in Common Stock, and (ii) Restricted Stock Awards, as deemed appropriate by the Compensation Committee of the Company and as allowed by law.

2. Definitions. For purposes hereof, the following words and phrases shall have the meanings indicated:

(a) “Award” means a grant under this Plan of Restricted Stock.

(b) “Award Agreement” means an agreement entered into by the Company and a Director setting forth the terms and provisions applicable to Awards granted under this Plan.

(c) “BancGroup Director” means any director of The Colonial BancGroup, Inc.

(d) “Bank Director” means any director of Colonial Bank, N.A., a subsidiary of The Colonial BancGroup, Inc.

(e) “Board” means the board of directors of the Company or any Subsidiary.

(f) “Change in Control” means (i) the occurrence of a transaction with respect to which either a notice or application must be filed with the Federal Reserve Board under the provisions of 12 C.F.R. § 225.41, Code of Federal Regulations, or any successor thereto (concerning the acquisition of control of a bank or bank holding company), or approval must be obtained under 12 C.F.R. § 225.11, Code of Federal Regulations, or any successor thereto (concerning acquisition by a bank holding company of a bank or bank holding company), and as a result of which more than 50% of the outstanding shares of the Company, or any successor thereof, are owned or controlled by any person or entity, or group acting in concert, which, prior to such transaction, owned or controlled less than 50% of the shares of the Company, (ii) individuals who were directors of the Company immediately prior to a Control Transaction (as defined below) shall cease within one year of such Control Transaction, to constitute a majority of the Board of Directors of the Company, or (iii) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation or survives as a subsidiary of another corporation, or the Company sells or otherwise disposes of substantially all its assets. “Control Transaction” shall be (i) any tender offer for or acquisition of shares of the Company, (ii) any merger, consolidation, or sale of substantially all the assets of the Company, (iii) any contested election of directors of the Company, or (iv) any combination of the foregoing which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company.

(g) “Closing Price” means the closing price of the Common Stock of the Company as reported by the New York Stock Exchange (“NYSE”) or such other market value as the Board of Directors of BancGroup shall determine if the Common Stock ceases to be quoted on the NYSE.

(h) “Committee” means the Compensation Committee of the Company.

(i) “Common Stock” means Shares of Common Stock, $2.50 par value per Share, of the Company.

(j) “Company” means The Colonial BancGroup, Inc.

(k) “Director” means a BancGroup Director, Bank Director, or Regional Director, as applicable under the context.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(m) “Fair Market Value,” for purposes of Section 3(b), shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported. In determining the value of shares for purposes of Section 3(a), value shall be determined as specifically provided in Section 3(a).

(n) “Grant Date” means the date the Compensation Committee approves a Restricted Stock Award.

(o) “Grant Price” means the closing price of Colonial BancGroup Inc (CNB) stock on the date a Restricted Stock Award is granted.

(p) “Meeting” means a regular or special meeting of the Board.

(q) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time or the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock are subject to a substantial risk of forfeiture.

(r) “Plan” means The Colonial BancGroup, Inc. Stock Plan for Directors, as set forth herein and as the same may subsequently be amended or modified.

(s) “Plan Year” means the first day of the calendar year through the last day of the same calendar year.

(t) “Regional Director” means any person who serves as a regional or local director with respect to Colonial Bank, N.A.

(u) “Regular Fees” means that amount of the fees payable to a Director in cash, and without regard to attendance at Meetings, during a Plan Year.

(v) “Restricted Stock” means Common Stock of the Company issued under this Plan to a Director with regard to which restrictions apply as provided herein.

(w) “Restricted Stock Award” means an award of Common Stock made under the Plan not received or vested, but shall become free and clear from all restrictions and encumbrances upon the expiration of the Term or Tenure of such Director as set forth in the Award Agreement evidencing such Award.

(x) “Shares” means shares of Common Stock of the Company as defined herein.

(y) “Section 409A” means Internal Revenue Code Section 409A and the regulations thereunder.

(z) “Subsidiary” means a subsidiary of the Company, or any subsidiary of a Subsidiary.

(aa) “Supplemental Fees” means fees paid to a Director for attendance at Board meetings, special Meetings of the Board, or otherwise, and which are paid only on an ad hoc basis.

(bb) “Term” means a term of one year, commencing on January of each year, in the case of Bank Directors and Regional Directors, and one year of a BancGroup Director’s three year term commencing with the annual meeting of shareholders of the Company.

(cc) “1933 Act” means the Securities Act of 1933.

Whenever appropriate, words used herein in the singular may be read as the plural and the plural may be read as the singular. Masculine pronouns used herein shall be deemed to refer both to women and men.

3. Election or Award of Restricted Shares of Common Stock In Lieu of Cash for Director Fees.

(a) Subject to the restrictions and risks of forfeiture contained in Section 6 below, each Director may elect to receive that number of whole Shares of Common Stock, rounded to the nearest whole number, determined by dividing the Regular Fees the Director is to receive during the Plan Year by the average of the closing prices of Common Stock for the period as described in A, B or C below, as applicable. A Director must make the election to receive a percentage of his or her Director’s fees in stock prior to the beginning of the Plan Year. If the Director makes an election and does not change or revoke the election prior to the beginning of a subsequent Plan Year, the election shall remain in effect. An election is irrevocable for the Plan Year. For the purposes of this Plan, “closing price” shall mean the closing price of the Common Stock as reported by the New York Stock Exchange (“NYSE”) or such other market value as the Board of Directors of BancGroup shall determine if the Common Stock ceases to be quoted on the NYSE.

When any Director is elected for a Term commencing after the first day of the Plan Year or ending prior to the last day of the Plan Year, the Regular Fees used in calculating the amount subject to this Section 3(a) shall be reduced to reflect the number of Meetings expected to be held during such Plan Year, or the number of months remaining in such Plan Year, as may be appropriate, treating the Meeting on the day of his election as the first Meeting of the Term and the Meeting on the day Directors are elected for a succeeding Term as the last Meeting during the Term. In the event the Regular Fees shall be increased, Directors then in office shall be awarded additional Shares of Common Stock based upon the average of the closing prices of the Common Stock for the applicable period described in A, B or C below, treating only the amount of such increase as the Regular Fees used in the calculation of the additional amount under this Section 3(a). In the event the Regular Fees shall be decreased, the number of Shares of Common Stock subject to this Section 3(a) for Directors then in office shall be decreased based upon such average of the closing prices of the Common Stock prior to their election, treating the amount of such decrease as the amount by which the number of Shares to be awarded shall be decreased.

A Director may also elect to receive Common Stock at the end of the Plan Year based upon the amount of Supplemental Fees such Director would have been entitled to receive during such Plan Year, subject to the restrictions and risks of forfeiture contained in Section 6 below, provided such Director has elected to receive Common Stock in lieu of cash payment prior to the beginning of the Plan Year. The number of Shares to which the Director is entitled shall be calculated at the end of the Plan Year and shall be equal to that number of whole Shares of Common Stock, rounded to the nearest whole number, determined by dividing the Supplemental Fees the Director would have received during the Plan Year by the average of the closing prices of the Common Stock for the period described in A, B or C below, as applicable.

With regard to the election to receive Common Stock in lieu of cash compensation as provided in this Section 3(a):

A. For BancGroup and Bank Directors, a minimum of 25% of all fees (Regular Fees and Supplemental Fees) earned during each quarter must be paid in stock. The Director must make an annual election prior to the beginning of the Plan Year to receive 25%, 40%, 50%, 60%, 75% 85% or 100% of his or her fees in stock. The value of stock issued will be the five day average of BancGroup stock closing prices for a five day period with the last day being the last business day of the calendar quarter in which services were rendered. Stock earned during the Plan Year will be accrued and remain restricted through the end of the Plan Year and will be paid on the last day of the month following the end of the Plan Year.

B. Regional Directors will make an annual election to receive fees in cash or stock. There is no minimum required stock election for Regional Directors. The value of stock issued will be the five day average of BancGroup stock closing prices for a five day period with the last day being the last business day of the calendar quarter in which services were rendered. Stock earned during the Plan Year will be accrued and will remain restricted through the end of the Plan Year and will be paid on the last day of the month following the end of the Plan Year.

(b) In addition to the elections of Directors to receive payment of fees in stock, the Company may, from time to time, grant Shares of Restricted Stock to Directors in such amounts as the Committee shall determine. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. All Shares of Restricted Stock granted pursuant to this Section 3(b) shall be granted at Fair Market Value (non-discounted). Shares of Restricted Stock granted pursuant to this paragraph may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted under this Plan shall be available during the Director’s lifetime only to such Director.

The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Directors pay a stipulated purchase price for each Share of Restricted Stock, and/or restrictions under applicable federal or state securities laws. At the discretion of the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided herein, Shares of Restricted Stock granted under the Plan shall become freely transferable by the Director after the last day of the applicable Period of Restriction. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Committee may establish. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the dividend constitutes a derivative security or an equity security pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid. Each Restricted Stock Award Agreement shall set forth the extent to which the Director shall have the right to retain unvested Restricted Shares following termination of his or her position as a Director with the Company in all other circumstances. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Director, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of service.

(c) Notwithstanding any other provision of this Plan except for adjustments for stock splits, stock dividends, and other events specified herein, no Director may elect to receive or be awarded more than 5,000 Shares of Common Stock for any Plan Year as defined in Section 2(bb).

4. Terms and Conditions of Award. A Restricted Stock Award shall be evidenced by a written Award Agreement in appropriate form between the Company and the Director. Any Director who fails to enter into a valid Award Agreement with the Company shall be ineligible to receive a grant of Restricted Stock as provided herein. Such Award Agreement shall be subject to the provisions of the Plan. The Award of any Common Stock to a Director under the Plan shall not entitle such Director to, or disqualify him from, a further Award of Common Stock under the Plan at a later date. Directors who serve as Directors of the Company and of one or more Subsidiaries are eligible for Awards of Common Stock in all such capacities.

Shares of Common Stock awarded and not vested under the Plan shall be awarded in the name of the Director only. All BancGroup Directors must execute a Special Power of Attorney allowing the Company to file Form 4 and Form 5’s on their behalf. No more than 5,000 Shares may be awarded to and/or elected by any Director in a particular Plan Year as determined on a combined basis under Sections 3(a) and (b).

5. Securities Laws and Securities Exchange Restrictions on Common Stock Elected or Awarded Under the Plan. The Company shall have no obligation to issue Shares of Common Stock hereunder until such time as registration of such Shares has become effective with the Securities and Exchange Commission and with the securities authority of any state or other jurisdiction in which such registration is required. In the case of all Shares of Common Stock elected or awarded under the Plan (unless such Shares have been registered under the 1933 Act), the election form and/or written Award Agreement evidencing the Award of such Shares shall contain a representation that such Shares are being acquired not with a view to resale or distribution and will not be sold or otherwise transferred by the Director to whom the election is provided or Award is made, except in compliance with the 1933 Act and rules and regulations thereunder. The election and/or Award Agreement may contain any other restrictions on the Shares of Common Stock that the Company deems advisable, including, without limitation, any restrictions necessary to meet the requirements of the NYSE or quotation system of a national securities association (including the NYSE) under which Shares of Common Stock are then listed or traded, and any Blue Sky or state securities laws applicable to the Shares of Common Stock. Share certificates issued in connection with elections or Awards of Common Stock under the Plan shall bear such legends and statements as the Company shall deem advisable to assure compliance with federal and state securities laws and regulations.

6. Deferred Vesting of Common Stock. A Director to whom a Restricted Stock Award has been made under the Plan shall not receive or be vested in the Common Stock awarded by reason of such Award, but shall receive and become vested in such Common Stock only upon the expiration of the Term of such Director as set forth in the written Award Agreement evidencing such Award, or upon such Director’s earlier death or removal without cause. Upon the occurrence of such event, payment shall be made to the Director in accordance with the Award on the last day of the month following the end of the Plan Year in which the event occurred. A Director who will receive all or a portion of his or her Director’s fees in the form of Common Stock as provided in Section 3(a) shall become vested in such Common Stock as of the last day of the Plan Year or upon such Director’s earlier death or removal without cause. Upon the occurrence of such event, payment shall be made to the Director on the last day of the month following the end of the Plan Year.

Any Shares of Common Stock awarded under the Plan pursuant to Section 3(b) or paid in lieu of cash compensation in accordance with Section 3(a) which are not vested (a) shall not be sold, transferred, assigned, pledged, hypothecated, anticipated, alienated, encumbered or charged, whether voluntarily, involuntarily or by operation of law, and (b) shall be forfeited to the Company in the event the Director to whom such Shares were awarded ceases to be a Director for any reason other than death or removal without cause. Certificates for all Shares of Common Stock awarded under the Plan shall remain in the custody of the Company or its designated agent until the Shares represented thereby become vested. A Restricted Stock Award, if granted, will vest five years from the date of grant but will remain restricted until the Director resigns from service with BancGroup or due to death, failure to be nominated for another term by the Corporate governance committee or if nominated for another term and not approved by shareholder vote. Notwithstanding the foregoing, any restricted Shares issued under this Plan shall immediately vest upon the occurrence of a (i) Change in Control of the Company and (ii) upon dissolution of the Board of Directors of the Company.

With regard to a Director’s receipt of Shares of Common Stock in lieu of cash payment of Director’s fees pursuant to Section 3(a) above, delivery of such Shares shall be made on the last day of the month following the end of the Plan Year. As a result, the Company intends that the arrangement described in Section 3(a) shall be exempt from coverage of Internal Revenue Code Section 409A as a short-term deferral. Further, with regard to the Award of Restricted Stock pursuant to Section 3(b), the Company intends the arrangement to be exempt from coverage of Internal Revenue Code Section 409A as an exempted restricted stock program.

7. Amendment and Termination of the Plan. The Plan may be amended at any time by the Board of Directors of the Company; provided, however, that approval of the Company’s shareholders shall be obtained for any amendment which (a) materially increases the benefits accruing to Directors under the Plan; (b) materially increases the number of Shares that may be awarded under the Plan, or (c) materially modifies the requirements as to eligibility for participation in the Plan. The Plan will continue until discontinued or terminated by the Board. Notwithstanding the foregoing, however, no amendment, discontinuance, or termination of the Plan shall, without the consent of any persons affected thereby, alter or impair any rights or obligations created prior to such amendment, discontinuance, or termination.

8. Shareholder Rights. Directors to whom Shares of Common Stock have been awarded in lieu of Regular Fees under Section 3(a) of the Plan shall have all rights of shareholders to vote such Shares and to receive dividends thereon with respect to Shares of Common Stock so awarded, even though the Director’s interest in such Shares has not vested under Section 6 hereof, provided that dividends shall be paid and voting rights granted only on a quarterly basis as to that number of Shares a Director would be entitled to receive for the quarter calculated by dividing the number of Shares awarded for the Plan Year and divided by the number of quarters in the Plan Year. If Shares of Common Stock, as a result of a stock split or stock dividend or combination of Shares or any other change, or exchange for other securities, by reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise, shall be increased or decreased or changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation, the number of Shares of Common Stock shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional Share, such fractions shall be disregarded.

9. No Enlargement of Rights. An Award under the Plan or right to receive payment in Common Stock in lieu of cash compensation shall not confer upon any Director any right to continue in office and shall not restrict or interfere with any rights to effect his removal from office at any time in accordance with law and the regulations of the Company.

10. Withholding of Taxes. The Company may require, as a condition to the election to receive or Award of Common Stock under the Plan or to the delivery of the certificates for Shares when such Shares become vested, that the recipient pay to the Company or to the appropriate Subsidiary, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or delivery to the Director of Shares of Common Stock. The Company, or the appropriate Subsidiary, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind otherwise due to such Director any federal, state or local taxes of any kind required by law to be withheld with respect to the Award or delivery of Common Stock under the Plan.

11. Authorization of Shares. Subject to adjustment as provided herein, the number of Shares available for grants under this Plan is 500,000. Neither (a) Shares that are issued in respect of awards that the Company or a Subsidiary either assumes in, or substitutes for awards that were issued by another party (or its predecessor) in a merger consolidation or acquisition or other transaction involving the Company or a subsidiary nor (b) Awards that are settled in the form of cash, shall be counted against the forgoing number of Shares reserved for issuance under the Plan. Any Shares authorized for use under this Plan which are not used during the existence of the Plan shall be deregistered. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, split-off or other distribution of stock or property of the Company, any reorganization or partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under this Section as may be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. If any Award granted under this Plan is cancelled, rescinded, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

12. Expenses. All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

13. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when personally delivered to the addressee or deposited in the United States mail, postage prepaid and properly addressed to the addressee’s last known address.

14. Internal Revenue Code Section 409A. This Plan is intended to be exempt from Section 409A requirements due to (i) the exemption for “short term deferrals” with regard to the payment of Director’s fees provided in Section 3(a) above, and (ii) the exemption for certain restricted stock plans with regard to the Restricted Stock provided in Section 3(b) above, pursuant to the terms of Section 409A. The Plan shall be amended as determined to be necessary by the Company to remain in compliance with the exemptions from Section 409A or otherwise for legal compliance.

15. Date. The effective date of this Plan is January 1, 2008.

THE COLONIAL BANCGROUP, INC.

By:	/s/ Robert E. Lowder
Its:	Chairman, CEO and President

ATTEST:

/s/ David B. Byrne, Jr.
Its:	EVP, Secretary and General Counsel

Appendix B

THE COLONIAL BANCGROUP, INC.

MANAGEMENT INCENTIVE PLAN

1. DEFINITIONS

1.1. “BancGroup” means The Colonial BancGroup, Inc., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business in Montgomery, Alabama, and any successor thereto, whether by merger, consolidation, sale of assets, liquidation, or otherwise.

1.2. “Board” means the Board of Directors of BancGroup.

1.3. “Code” means the Internal Revenue Code of 1986, as amended.

1.4. “Committee” means the Personnel and Compensation Committee of the Board.

1.5. “Compensation” means the base salary paid to Participants, excluding overtime, commissions, awards from other incentive programs, BancGroup contributions to fringe benefit programs, and other “non-salary” income.

1.6. “Executive Officer” means those officers of BancGroup within the meaning of Rule 16a-1(f) under the Securities and Exchange Act of 1934, as amended.

1.7. “Participant” means an Executive Officer who has been designated for participation in the Plan by the Committee in accordance with Section 3 of the Plan and who has commenced participation in the Plan.

1.8. “Performance Agreement” means the written notice described in Section 3.2 of the Plan, executed by an Executive Officer of BancGroup and transmitted on behalf of the Committee by BancGroup to each Participant, setting forth the terms and conditions of each Participant’s participation in the Plan.

1.9. “Plan” means the Management Incentive Plan of BancGroup established by this document, as amended from time to time, and any related Performance Agreements.

1.10. “Plan Year” means any performance period which begins on January 1 of a particular year and ends on December 31 of that same year.

2. PURPOSE

The Plan is intended to promote and encourage excellence in the performance of responsibilities by the Executive Officers, to maximize BancGroup’s soundness, profitability and growth, and to provide an incentive opportunity that will permit those members of management who are positioned to make significant contributions to BancGroup’s success to receive appropriate total cash compensation.

3. PARTICIPATION

3.1. Selection to Participate. The Committee, prior to the close of each Plan Year, may designate in writing one or more Executive Officers as persons eligible to participate in the Plan during the next succeeding Plan Year. The Committee shall solicit the recommendation of the Chairman with respect to the participation of an Executive Officer, other than the Chairman, in the Plan. Participation in the Plan is conditional; participation in one Plan Year does not guarantee participation in successive years.

3.2. Designation of Award and Performance Goals.

3.2.1. Not later than ninety (90) days after the commencement of each Plan Year, the Committee shall approve and establish, and communicate in writing to each Participant in the Plan for such Plan Year, the terms and conditions of each such Participant’s participation in the Plan for such Plan Year, including the award that each such Participant will be eligible to earn during such Plan Year (which shall be expressed as a percentage of each such Participant’s Compensation as of the first day of such Plan Year). A maximum award will be established for each participant in the Plan equal to 2% of the Company’s net income. The Committee will have the right to apply negative discretion to the established awards based on the Company’s and participants’ performance against a broad set of performance metrics as described in section 3.2.2.

3.2.2. The Committee shall establish corporate performance goals of one or more of the following business criteria: (1) earnings per share, (2) net income, (3) asset quality, (4) shareholder return, (5) stock price, (6) return on assets, (7) return on equity, (8) return on revenue, (9) return on capital, (10) changes in working capital, (11) EBITDA (earnings before interest, taxes, depreciation and amortization), (12) EBIT (earnings before interest and taxes), (13) cash flow, (14) net profit before tax, (15) gross profit, (16) operating profit, (17) book value, (18) market capitalization, (19) price-earnings ratio, (20) efficiency ratio or (21) non-financial performance-including the management of reputational risk. Performance goals established by the Committee shall be objective performance goals within the meaning of section 162(m) of the Code and Treasury Regulations promulgated thereunder. Furthermore, and notwithstanding any other provision of the Plan to the contrary, once the Committee has established performance goals for a participant, the Committee shall have no discretion to (i) increase the amount of compensation that would otherwise be due upon the attainment of the goals, or (ii) alter the goals for the Plan Year to which they relate. The Committee may, however, decrease the resulting payout in its discretion.

3.2.3. In establishing the award and performance goals of Participants in the Plan, the Committee shall consider the Participant’s level of responsibility with BancGroup and the Participant’s potential contribution to the performance goals of BancGroup. In establishing the award and performance goals of any Participant other than the Chairman of BancGroup, the Committee shall solicit the recommendation of BancGroup’s Chairman.

3.2.4. The Committee shall assign weightings to indicate the relative importance of each business criteria in determining incentive awards earned under the Plan. The sum of weightings assigned to any Participant must equal 100%. These weightings may vary from Plan Year to Plan Year, and, except with respect to the Chairman, shall be based on recommendations by the Chairman subject to approval by the Committee. The Committee shall assign such weightings not later than ninety (90) days after the commencement of each Plan Year, and such weightings shall remain in effect for the remainder of the Plan Year.

4. PAYMENT OF AWARDS

4.1. Calculation of Award Payments. Within sixty (60) days following the close of each Plan Year in which a Participant is participating in the Plan, the Committee shall compare the terms and conditions of the award of each Participant and the performance goals assigned to each such Participant. Following such determination, and prior to the payment of awards pursuant to Section 4.2 below, the Committee shall certify in writing to each Participant and to the Board whether each Participant has met the terms and conditions of the award for the Plan Year in question.

4.2. Payment of Award Amounts. All awards determined to have been earned pursuant to Section 4.1 of the Plan shall be payable in cash, as soon as administratively possible following the certification described in Section 4.1 above, but in no event later than seventy-five (75) days following the close of the Plan Year to which such award related.

4.3. Effect of Termination of Employment on Payment of Award.

4.3.1. If a Participant terminates employment during a Plan Year for any reason other than retirement, disability, or death, no award will be payable under the Plan.

4.3.2. If a Participant’s employment terminates during a Plan Year as a result of retirement, disability, or death, the Participant, his beneficiary, or his estate will receive a pro-rata portion of the incentive award determined as of the end of the Plan Year. The proration will be based on the Participant’s year-to-date Compensation for the Plan Year and the achieved levels of performance as of the end of the Plan Year. The pro-rated award will be paid at the same time as awards are paid to active Participants.

4.3.3. If a Participant’s employment is terminated during a Plan Year for willful dishonesty or gross misconduct, no award will be payable. If a Participant’s employment is terminated other than for willful dishonesty or gross misconduct, the Participant will receive a pro-rata portion of the incentive award determined as of the end of the Plan Year. The proration will be based on the Participant’s year-to-date Compensation for the Plan Year and the achieved levels of performance as of the end of the Plan Year. The pro-rated award will be paid at the same time as awards are paid to active Participants.

5. ADMINISTRATION

5.1. The Committee, as Plan administrator, is authorized to administer the Plan, subject to and in accordance with the provisions set forth herein, and shall have all powers necessary and appropriate to enable it to properly administer the Plan, including but not limited to the power to:

5.1.1. approve the establishment and range of corporate goals, recommendations regarding participation, the amount of individual award payments, and all matters relating to the day-to-day operation of the Plan;

5.1.2. construe and interpret the Plan, establish rules and regulations, delegate such administrative responsibilities as it deems proper, and to perform all other acts it deems necessary to carry out the intent and purpose of the Plan;

5.1.3. suspend or terminate, in whole or in part, or amend the terms of the Plan, at any time, without the need for obtaining approval of the shareholders, by an instrument in writing; provided, however, that shareholder approval shall be required for any amendment that changes the material terms of the Plan applicable to any Participant;

5.1.4. cancel the participation of any person who conducts himself in a manner which the Committee, in the exercise of reasonable discretion, determines to be inimical to the best interests of BancGroup; and

5.1.5. correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem necessary.

5.2. The Committee’s determination under the Plan of the persons to participate and receive awards and the terms and conditions of such awards need not be uniformly applicable to all Participants, but may be made by the Committee on a selective basis among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated. The Committee shall have final approval authority over the payment of all awards under this Plan, whether individually or collectively.

6. PLAN FUNDING AND ACCRUALS OF AWARDS

The Plan is unfunded and awards hereunder shall be paid from general corporate funds.

7. NEW PARTICIPANTS, PROMOTIONS, OR TRANSFERS

All participation in the Plan is subject to approval by the Committee. Newly hired or promoted employees who enter positions which are considered to be eligible for participation in the Plan normally will, upon approval by the Committee, enter the Plan on January 1 next following the date of hire or promotion. The Chairman, however, subject to approval by the Committee, may authorize immediate participation upon hire or promotion.

8. MISCELLANEOUS

8.1. Construction of Plan. Except as provided under federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, and shall be binding on and inure to the benefit of any successor or successors to BancGroup.

8.2. Right to Employment. Participation in this Plan shall not be construed as giving any Participant the right to be retained in the employ of BancGroup. Further, BancGroup expressly reserves the right at any time to dismiss any Participant with or without cause, such dismissal to be free from any liability or any claim under the Plan, except as provided herein.

8.3. Nonalienation of Benefit. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.

8.4. Withholding of Taxes. BancGroup shall have the right to deduct from any award payable under this Plan all applicable withholding and employment taxes at such times as they are due.

8.5. Plan Expenses. Any expenses incurred in the administration of this Plan shall be borne by BancGroup.

8.6. Entire Agreement. This Plan, as completed and executed by BancGroup, the Performance Agreements, and all amendments thereto, will constitute the entire agreement between BancGroup and Participants regarding the Plan.

8.7. Captions. The captions or headings in this Plan are made for convenience and general reference only and shall not be construed to describe, define, or limit the scope or intent of the provisions of this Plan.

8.8. Number and Gender. The masculine pronoun used shall include the feminine pronoun and the singular number shall include the plural number unless the context of the Plan requires otherwise.

IN WITNESS WHEREOF, The Colonial BancGroup, Inc. has caused this Management Incentive Plan to be executed as of the 12th day of March, 2008.

THE COLONIAL BANCGROUP, INC.

By:	/s/ Simuel Sippial, Jr.
Its:	Compensation Committee Chairman

ATTEST:

/s/ David B. Byrne, Jr.
Its: EVP, Secretary and General Counsel

Appendix C

The Colonial BancGroup, Inc.

Risk Committee Charter

January 2008

Purpose of Committee

The Risk Committee (Committee) is established by the Board of Directors (Board) to assist the Board in:

•	Overseeing Colonial policies, procedures and practices relating to Colonial’s enterprise-wide risks;

•	Overseeing Colonial’s compliance with applicable laws and regulations; and

•	Overseeing material pending or threatened litigation in which Colonial is a party.

Membership

The Committee shall be comprised of at least three directors. The chair and each member shall be independent for purposes of serving on the Committee in accordance with the independence requirements of SEC regulations and the New York Stock Exchange listing standards. All committee members shall be financially literate.

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. The Board may, at any time and at its discretion, replace a Committee member. The Board shall designate a Chair for the Committee.

Meetings, Structure and Operations

The Committee shall review, and recommend to the Board for approval, this Charter on an annual basis. The Committee shall also perform an evaluation of its performance at least annually to determine if it is functioning effectively. The Committee shall provide a report of its self-evaluation to the Board.

The Committee shall meet in conjunction with the regularly scheduled Board meetings, or as it otherwise deems necessary, but not less than quarterly. The Committee shall meet in executive session each meeting. The Committee will meet periodically with Colonial’s Executive Vice President, Risk Management and/or any other member of management in separate executive sessions.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

Risk Management

•	The Committee shall review and annually approve Colonial’s Enterprise Risk Management Policy, which is supported by the individual policies for the following critical elements of risk :

Credit Risk

Interest Rate, Liquidity and Capital Risk

Operational Risk

Compliance Risk

Legal Risk

Reputation Risk

•	The Committee shall annually review and approve the Charter of the Risk Management Committee.

•	The Committee shall annually review and approve the Enterprise Risk Management Program.

•

The Committee shall recommend to the Board limits or guidelines for Colonial’s material risks. The Committee shall review the trend and current risk levels of Colonial to monitor compliance with established limits at least quarterly.

•

The Committee shall monitor and review potential scenarios or emerging risks that would have a material impact on the earnings and/or capital of Colonial to ensure that Colonial’s exposure is within the Board’s risk tolerances and that management’s response is reasonable.

•	The Committee shall also monitor management’s record of compliance with established Board policies.

Legal and Regulatory Compliance

•

The Committee shall oversee and review the effectiveness of Colonial’s system for monitoring compliance with laws and regulations, including the review and approval of Colonial’s Compliance Risk Policy as well as other related policies, including, but not limited to:

BSA and AML, OFAC, Graham Leach Bliley, Business Continuity and Information Security

•

The Committee shall review all regulatory findings directed to the Board’s attention, assess the adequacy of management’s response to all material regulatory findings, and monitor compliance with management’s response.

Committee Reports

In conducting its activities, the Committee has the authority to request any reports or information from management as it deems necessary to fulfill the Committee’s responsibilities. At a minimum, the Committee will receive the following reports on a routine basis:

•

The Committee shall receive a report of all material pending or threatened litigation to which Colonial is a party. The Committee shall also receive a report indicating any material violations of securities laws or breaches of fiduciary duty.

•	The Committee shall receive and review all regulatory information directed to the Board, including management responses to regulatory issues directed to the Board.

•	The Committee shall receive the following risk management related information:

Current and historical quantitative information on each of the major risks to Colonial, including credit risk; interest rate, liquidity and capital risk; operational risk; compliance risk; reputation risk and legal risk

Qualitative information necessary to understand Colonial’s risk exposures and risk management related to the above mentioned risks;

Any material instances of noncompliance with appropriate laws and regulations;

The results of scenario analysis, stress tests or emerging issues analysis which have been performed at the Committee’s request or which management believes would have a material impact on the earnings or capital of Colonial;

Status of management’s compliance with Board established limits and policies;

Reports on material new laws, regulations or regulatory expectations.

Resources and Authority

The Committee is empowered to investigate any matter brought to its attention, or initiated on its own, with full access to all books, records, facilities, and personnel of Colonial. The Committee may also work with other committees of the Board or the Board directly to investigate matters of interest to the Committee.

The committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties with Colonial responsible for the expense of such advisors. Colonial will provide appropriate funding, as determined by the Committee, to any advisors that the Committee chooses to engage, and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Risk Committee acknowledges the separate and distinct function of the Company’s Audit Committee. It is acknowledged that certain information and reports will be germane to the efforts of each committee and, therefore, will be made available to each committee.

Reporting to the Board of Directors

The Committee shall report material information generated pursuant to its activities to the Board and, where appropriate, its recommendations for action by the Board. Certain actions by the Committee may be similarly reported to the Board for approval, ratification, and/or confirmation. The Committee will provide to the Board, when appropriate, any reports necessary to allow the Board to monitor the activities of Colonial.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

THE COLONIAL BANCGROUP, INC.

Annual Meeting of Shareholders

April 16, 2008

The undersigned hereby appoints Lewis E. Beville and Robert S. Craft, and either of them, or such other persons as the Board of Directors of The Colonial BancGroup, Inc. (“BancGroup”) may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock, par value $2.50 per share, of BancGroup (the “Common Stock”) which the undersigned would be entitled to vote at the annual meeting of shareholders to be held on April 16, 2008, and at any and all adjournments thereof. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and (ii) on any other matter that may properly come before the meeting, including matters incident to the conduct of the meeting.

(Continued and to be signed on reverse side.)

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Ù  FOLD AND DETACH HERE  Ù

Ù  FOLD AND DETACH HERE  Ù

1. To elect the following Directors for terms expiring in 2011: (01) Augustus K. Clements (04) William E. Powell, III (02) Patrick F. Dye (05) Simuel Sippial, Jr. (03) Milton E. McGregor	FOR all nominees listed except as marked to the contrary ☐	WITHHOLD authority to vote for all nominees ☐
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE ABOVE LIST.

2. To ratify the appointment of PricewaterhouseCoopers LLP as BancGroup’s independent auditor for 2008. FOR ☐ AGAINST ☐ ABSTAIN ☐
3. To approve the amended Stock Plan for Directors. FOR ☐ AGAINST ☐ ABSTAIN ☐
4. To approve the amended Management Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐
5. To vote on the shareholder proposed resolution. FOR ☐ AGAINST ☐ ABSTAIN ☐
PLEASE MARK ONE OF THE BOXES FOR EACH PROPOSAL TO REFLECT YOUR VOTE. PLEASE SIGN AND DATE THIS PROXY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 ABOVE, BUT AGAINST PROPOSAL 5.

Signature(s)
Dated:                                                                                               , 2008

Please sign exactly as your name appears on this card. Agents, executors, administrators, guardians, and trustees must give full title as such. Corporations should sign by their President or authorized officer.

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Ù  Please detach proxy at perforation before mailing.  Ù

YOU MAY VOTE BY TELEPHONE OR THE INTERNET.

If you are voting by telephone or the internet, please do not mail your proxy.

(     VOTE BY TELEPHONE    (

Call Toll-Free using a Touch-Tone phone

1-866-894-0537

VOTE BY INTERNET

Access the Website and cast your vote

https://www.securitiesinterlink.com/ccontinental/InterLink/SvltProxyVote

VOTE BY MAIL

Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 p.m. eastern daylight time on April 15, 2008 to be counted in the final tabulation.

YOUR CONTROL NUMBER IS

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-866-894-0537 using a touch-tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet

Have your proxy card available when you access the website https://www.securitiesinterlink.com/ccontinental/InterLink/SvltProxyVote . You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Services, C/O Continental Stock Transfer &Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004.

To Change Your Vote

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11:59 p.m. eastern daylight time, April 15, 2008 will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.